AGREEMENT

amongst

JEFFREY BRIAN BRENNER

ROBERT PINKAS BLAU

LARRY LIPSCHITZ

DENNIS MARK BRISTOW

JOHN BRISTOW

LESLIE JOHNSTON

GABRIEL ROUSSEAU MALAN

IRA SASHA EPSTEIN

ROCKWELL VENTURES INC.

HUNTER DICKINSON INC.

and

THE JESTER INVESTMENT TRUST

SCHEDULE A	-	VENDOR WARRANTIES

SCHEDULE B	-	RVI WARRANTIES

SCHEDULE C	-	CANADIAN SECURITIES WARRANTIES

AGREEMENT

1.	PARTIES

1.1	JEFFREY BRIAN BRENNER

1.2	ROBERT PINKAS BLAU

1.3	LARRY LIPSCHITZ

1.4	DENNIS MARK BRISTOW

1.5	JOHN BRISTOW

1.6	LESLIE JOHNSTON

1.7	GABRIEL ROUSSEAU MALAN

1.8	IRA SASHA EPSTEIN

1.9	ROCKWELL VENTURES INC.

1.10	HUNTER DICKINSON INC.

1.11	THE JESTER INVESTMENT TRUST

2.	INTERPRETATION

2.1	The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2	Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

“Agreement”	this agreement which records the terms and conditions on which the Parties have agreed to implement the Transaction, together with the schedules thereto

“Assumed Liabilities”

the liabilities of Durnpike (other than the Durnpike Claims and the Interim Expenses) disclosed on its balance sheet forming part of its most recent management accounts as at the Closing Date up to a maximum of ZAR300 000

“Blau”	Robert Pinkas Blau, identity number 690221 5069 080

“Brenner”	Jeffrey Brian Brenner, identity number 690315 5005 084

“BristowJ”	John Bristow, identity number 520719 5507 089

“BristowM”	Dennis Mark Bristow, identity number 590107 5007 082

“Business Day”	a day other than a Saturday or a Sunday or a day which from time to time is a proclaimed public holiday in the RSA and/or Canada

“CAD$”	the legal currency of Canada

“Closing Date”	the third Business Day following the date upon which the Conditions are fulfilled or waived in accordance with this Agreement

“Common Shares”	the common shares in RVI’s share capital which are listed on the Exchange

“Concession Area”

the concession area in the DRC which may be explored and exploited by Midamines under exploitation permit no. PPE331 (previously Concession 224) granted by the Ministry of Mines and as more fully described therein

“Conditions”	the conditions precedent set out in 4

“Control”	means the power, whether directly or indirectly, through the ownership of share capital, the possession of voting power, by contract or otherwise, to appoint and remove all or such of the board of directors or governing body of a company or entity as are able to cast a majority of the votes capable of being cast by the members of that board or body, and/or the holding and/or ownership of the beneficial interest in and/or the ability to exercise the voting rights applicable to shares or other securities in any company or entity which confer in aggregate on the holders (whether directly or by means of holding such interests in one or more other persons (either directly or indirectly) thereof) more than 50% of the voting rights exercisable at general meetings of that company or entity

“DME”	the Department of Minerals and Energy in the RSA

“DRC”	the Democratic Republic of the Congo

“DRC Payment Date”	the date that is the later of the Listing Date and the 30th day following the Feasibility Completion Date, save as otherwise determined in accordance with 7.5

“DRC Portion”	the portion of the Share Consideration as more fully set out in 6.1.2

“Durnpike”	Durnpike Investments (Proprietary) Limited, registration number 1998/018109/07, a private company duly incorporated and registered in accordance with the laws of the RSA

“Durnpike Claims”	all the Vendors’ claims and loans against Durnpike

“Durnpike Maximum”	the maximum amount payable to the Vendors in consideration for the cession to RVI of the Durnpike Claims, being an amount of ZAR9 000 000

“Durnpike Shares”	the entire issued share capital of Durnpike as at the Closing Date

“Epstein”	Ira Sasha Epstein, identity number 591119 5067 080

“Escrow Agent”	Tabacks Attorneys, or such other escrow agent required by the Exchange in writing

“Excavator”	the excavator used in respect of the Galputs Operation, being a Daewoo 450 solar mark 3

“Exchange”	the TSX Venture Exchange and any successor stock exchange on which the Common Shares are listed from time to time

“Exchange Agreement”

the exchange agreement entered into on 14 June 2006 between RVI and the trustees for the time being of the Trust in terms of which RVI is entitled to acquire an additional 23% of the entire issued share capital of both HCVW and Klipdam in exchange for Common Shares, subject to RVI obtaining an inward listing on the JSE

“Farhom”	Farhom Mining and Construction (Proprietary) Limited, registration number 2003/032082/07, a company duly incorporated and registered in accordance with the laws of the RSA

“Farhom Operation”	the alluvial diamond mining production and exploration development activity conducted by HCVW on the Farm Farhom

“Farm Farhom”

the immovable property together with all improvements thereon located on Portion 16 (portion of Portion 9) (Wouterspan) of the farm Lanyonvale No 376, District Hay, Northern Cape Province, measuring 527 hectares held by Farhom under title deed T1284/94 and T1562/92

“Farm Holpan”	Remaining Extent of the Farm Holpan No 161, District of Barkly West, Province of the Northern Cape, measuring 2370,0518 hectares, held by HCVW under deed of transfer T4756/2000

“Farm Klipdam”	Remaining Extent of the Farm Klipdam No 157, District of Barkly West, Province

of the Northern Cape, measuring 1466,0095 hectares, beneficially owned by Klipdam under deed of transfer T5087/1944

“Farm Okapi”	Remaining Extent of Portion 9 (Wouter) of the Farm Lanyonvale No 376, District of Hay, Northern Cape Province, measuring 2180,2624 hectares held by Okapi under title deed T1691/1979

“Farm Pontplaas”	Farm Pontplaas no 664, Magisterial district of Boshoff, Free State Province

“Feasibility Completion Date”	the date upon which the Feasibility Study is completed and is ready for submission to the board of directors of RVI

“Feasibility Deadline Date”

31 August 2007 or such later date determined in accordance with 8.2 or 8.3, as the case may be (it being recorded for the purpose of clarity that the Feasibility Deadline Date shall occur no later than 31 December 2008)

“Feasibility Study”	the feasibility study to be undertaken by RVI in conjunction with Durnpike in relation to the Kwango River Project as envisaged in 8.1.2

“Final Date”	31 March 2007

“Galputs”	Certain Portion of Portion 2 of the Farm Galputs No 104, District of Namaqualand, Province of the Northern Cape

“Galputs Bond”	the existing rehabilitation guarantee provided by Brenner to the DME in respect of the Galputs Operation, in the amount of ZAR200 000

“Galputs Contract”	the oral operating contract between Durnpike and Galputs Minerale in respect of the Galputs Operation, to be reduced to writing and provided to RVI as contemplated in 4.1.5

“Galputs Letter Agreement”	the agreement to be entered into between RVI and the Marla Trust in terms of 3.8 below

“Galputs Minerale”	Galputs Minerale (Proprietary) Limited, registration number 2002/002403/07, a private company incorporated and registered in accordance with the laws of the RSA

“Galputs Operation”	the exploration and mining operations undertaken by Durnpike at Galputs on the basis of the Galputs Contract

“HCVW”	H C van Wyk Diamonds Limited, registration number 2001/006812/06, a public company duly incorporated and registered in accordance with the laws of the RSA

“HDI”	Hunter Dickinson Inc., a company incorporated under the Federal Laws of Canada

“Historical Galputs Liabilities”	all environmental and rehabilitation obligations incurred in relation to the Galputs Operation prior to the Closing Date

“HOA”	the heads of agreement dated 26 June 2006 between the Parties

“Holpan/Klipdam Operation”	the alluvial diamond mining production and exploration/development activities conducted by VWDG on the Farm Holpan and the Farm Klipdam respectively

“Interim Expenses”

any liabilities or claims relating to the monthly financial lease charges in respect of the Truck and the Excavator, but only to the extent that such wages and charges are for the period from July 1, 2006 until the Closing Date

“Jester”	The Jester Investment Trust, IT2101/2003, an inter vivos trust registered under the laws of the RSA

“Johnston”	Leslie Johnston, identity number 580530 5144 088

“JSE”	the JSE Limited, registration number 2005/022939/06, a stock exchange being a public company duly incorporated and registered in accordance with the laws of the RSA

“Klipdam”	Klipdam Diamond Mining Company Limited, registration number 1994/001754/06, an unlisted public company duly incorporated and registered in accordance with the laws of the RSA

“Kwango River Project”

the exploration and mining operations to be undertaken by Durnpike as an independent contractor for and on behalf of Midamines in relation to a portion of the Concession Area in terms of the Midamines Contract (wherein such portion of the Concession Area is defined as the “Contract Area”)

“Lipschitz”	Larry Lipschitz, identity number 610508 5030 089

“Listing Date”	the date upon which an inward listing of the Common Shares on the JSE is effected, which date shall be no later than the Listing Deadline

“Listing Deadline”	the 270th day following the Signature Date, or such later date as may be agreed to in writing by the Parties

“Loan”	the loan advanced by Durnpike to Galputs Minerale in an amount of ZAR3 207 273

“Malan”	Gabriel Rousseau Malan, identity number 750920 5184 081

“Market Price”

CAD$0.78 per Common Share, being the closing price of the Common Shares on the Exchange on 29 June 2006, being the Trading Day immediately preceding the issue of a press release by RVI announcing the Transaction (it being agreed that for the purpose of converting such Market Price to ZAR in accordance with 6 and 7, regard shall be had to the CAD/ZAR exchange rate of [1:6.5], being the CAD/ZAR mid-market exchange rate prevailing as at the close of business on 29 June 2006)

“Marla Trust”	GMG Capital S.A. (a Swiss based Trust company) in its capacity as trustee for the time being of the Marla Trust, such Trust being governed by the laws of the British Virgin Islands

“Midamines”	Midamines SPRL, a company incorporated in accordance with the laws of the DRC under Registration No. 31618

“Midamines Contract”

the written agreement entered into between Durnpike and Midamines in respect of the Kwango River Project dated 6 January 2006, as amended by a first addendum dated 20 January 2006, a second addendum dated 5 May 2006 and a third addendum dated 28 July 2006

“Midamines Transfer Notice”	has the meaning ascribed to such term in 9.1

“Ministry of Mines”	the relevant regulatory body in the DRC charged with granting mining permits

“NomineeCo”	a company designated by the Vendors which will at all times remain under the Control of one or more of the Vendors

“Okapi”	Okapi Diamonds (Proprietary) Limited, registration number 2000/207438/07, a private company duly incorporated and registered in accordance with the laws of the RSA

“Option”

the option granted by the trustees for the time being of the Trust to Durnpike to acquire an additional equity interest equal to 2% of the authorised but unissued share capital of HCVW for a subscription price equal to ZAR1 million, subject to certain conditions, as more fully set out in the Shareholders’ Agreement

“Parties”	the Vendors, RVI, HDI and Jester collectively, and “Party” shall mean any one or more of them as the context may require

“Prime”	the publicly quoted basic rate of interest (percent, per annum, compounded monthly in arrear and calculated on a 365 day year irrespective of whether or not the year is a leap year) from time to time published by The Standard Bank of Southern Africa Limited as being its prime rate as certified by any manager of such bank whose authority, appointment and designation need not be proved

“Rockwell RSA”

Rockwell Resources RSA (Proprietary) Limited, registration number 2005/023297/07, a private company registered and incorporated in accordance with the laws of the RSA and an indirect wholly-owned subsidiary of RVI

“Royalty Obligations”	all royalty obligations incurred in relation to the Galputs Operation prior to the Closing Date

“RSA”	the Republic of South Africa

“RVI”	Rockwell Ventures Inc., a company incorporated under the laws of the Province of British Columbia

“RVI Loan Agreement”	the loan agreement dated 30 June 2006 between RVI, Rockwell RSA, Durnpike and the Vendors in terms of which RVI advances a loan to Durnpike to perform its obligations under the Van Wyk Contracts

“Sale Agreement”

the sale of shares agreement dated 14 June 2006 between, inter alia, Durnpike, VWDG and the Trust in terms of which Durnpike acquires an initial 49% equity interest in HCVW and a 51% equity interest in Klipdam

“SA Payment Date”	the date that is five Business Days following the Listing Date, save as otherwise determined in accordance with 7.5

“SA Portion”	the portion of the Share consideration as more fully set out in 6.1.1

“SARB”	the South African Reserve Bank

“Share Consideration”	the aggregate of the SA Portion and the DRC Portion

“Shareholders’ Agreement”	the shareholders’ agreement entered into on 14 June 2006 between Durnpike, the Trust and VWDG in terms of which Durnpike will acquire an additional 2% of the entire issued share capital of HCVW

“Signature Date”	the date of signature of this Agreement by the Party last signing

“Suretyship”	the suretyship provided by Virgilia to Durnpike in respect of the repayment of the Loan by Galputs Minerale to Durnpike

“Tabacks Attorneys”	Mervyn Taback Incorporated, registration number 2000/024541/21

“Trading Day”	any day that the Common Shares are traded on the Exchange

“Transaction”

the sale by the Vendors to RVI and the purchase by RVI from the Vendors of the Durnpike Shares and Durnpike Claims for an amount equal to the Share Consideration on the terms and conditions set forth in this Agreement

“Truck”	the truck used in respect of the Galputs Operation, being a Bell B25D

“Trust”	the H C van Wyk Diamante Trust, IT126/2000, an inter vivos trust registered in accordance with the laws of the RSA, the current trustees of which are:

• H C van Wyk (snr);
• H C van Wyk (jnr); and
• C J M van Wyk

“US$”	the legal currency of the United States of America

“Valuation”	the net present value of the Kwango River Project as determined in terms of 8.1.2

“Van Wyk Contracts”	the Sale Agreement, the Shareholders’ Agreement and the Exchange Agreement, collectively

“Vendors”	collectively, Blau, Brenner, BristowJ, BristowM, Epstein, Johnston, Lipschitz and Malan

“Vendors’ Portions”

Blau: 16%; Brenner: 20%; BristowJ: 16%; BristowM: 16%; Epstein: 5%; Johnston: 16%; Lipschitz: 10%; and Malan: 1%; or such other relative percentages as the Vendors may jointly advise RVI in writing at least three Business Days prior to the payment date in question;

“Virgilia”	Virgilia Investments Limited BVI, a private British Virgin Islands corporation which owns the entire issued share capital of Galputs Minerale

“VWDG”	HCVW and Klipdam, collectively

“Wouterspan Operation”	the alluvial diamond mining production exploration and/or development activities conducted by VWDG at the Farm Farhom and the Farm Okapi respectively

“ZAR”	the legal currency of the RSA

2.3

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.4

Any reference to an enactment is to that enactment as at the Signature Date and, in the event that any right and/or obligation shall arise in terms of this Agreement in respect of and/or in connection with such enactment after the Signature Date, such reference shall be to that enactment as amended and/or replaced as at the date for performance of such right and/or obligation.

2.5

When any number of days is prescribed in this Agreement, such number shall unless otherwise specified be a reference to calendar days, and shall exclude the first and include the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day.

2.6	Unless inconsistent with the context, an expression which denotes:

2.6.1	any gender includes the other genders;

2.6.2	a natural person includes an artificial person and vice versa;

2.6.3	the singular includes the plural and vice versa.

2.7

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.8	The rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of this Agreement, shall not apply.

2.9	The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3.	RECORDAL

3.1	The Vendors, collectively, own the Durnpike Shares and hold the Durnpike Claims.

3.2	Midamines holds exploration permit PPE331 (previously Concession 224) granted by the Ministry of Mines of the DRC which entitles Midamines to explore and mine for minerals in the Concession Area.

3.3

Durnpike and Midamines have entered into the Midamines Contract whereby Durnpike shall manage and carry out certain exploration and mining operations for and on behalf of Midamines as an independent contractor in relation to the Kwango River Project.

3.4	VWDG:

3.4.1	is an independent established diamond mining producer with alluvial diamond mining operations situate in Barkly West and Douglas, Northern Cape Province, RSA;

3.4.2	conducts the Holpan/Klipdam Operation and the Wouterspan Operation; and

3.4.3	holds mineral title in the Holpan/Klipdam Operation and options to acquire mineral title in the Wouterspan Operation, which operation

VWDG currently operates under operating contract arrangements with surface rights and mineral rights holders at the Wouterspan Operation.

3.5	In terms of the Van Wyk Contracts, Durnpike:

3.5.1	has acquired an initial equity interest equal to 49% of the issued share capital of HCVW and 51% of the issued share capital of Klipdam from the Trust; and

3.5.2	may acquire an additional 2% equity interest in HCVW in terms of the Option, subject to advancing a working capital loan of ZAR24 million to HCVW.

3.6

The Marla Trust owns the entire issued share capital of Virgilia which in turn owns (as its sole asset) the entire issued share capital of Galputs Minerale, which holds, as its only asset, the mining rights on Galputs.

3.7

In addition to the Midamines Contract and the Van Wyk Contracts, Durnpike also holds the Loan for which Virgilia has provided the Suretyship and Durnpike is a party to the Galputs Contract in respect of the Galputs Operation.

3.8	RVI proposes to enter into the Galputs Letter Agreement with the Marla Trust in terms of which agreement RVI will acquire 100% of the issued share capital of Virgilia for a nominal consideration.

3.9	The Common Shares are listed on the Exchange.

3.10	HDI provides management services to RVI.

3.11	Jester has acted as a finder to RVI in relation to the Transaction.

3.12

The Parties have entered into the HOA whereby RVI and the Vendors agreed to employ reasonable commercial endeavours to complete negotiation of the terms of this Agreement within 90 days from signature of the HOA.

4.	CONDITIONS PRECEDENT

4.1

This entire Agreement (save this clause 4 and clauses 1, 2, 10.1, 10.2, 10.7, 16, 17, 18, 19, 20, 21 and 24 which shall be of immediate force and effect) is subject to the fulfilment of the following Conditions:

4.1.1

Midamines Contract. The Midamines Contract having become unconditional in accordance with its terms and the Vendors having confirmed same to RVI in writing on or before the Final Date (but subject to 4.3).

4.1.2	RVI Financing. RVI, assisted by the Vendors, completing an equity financing for aggregate proceeds of at least US$20,000,000 within 90 days of the Signature Date.

4.1.3	Regulatory Approval. Each of RVI and Durnpike having obtained, on or before the Final Date, the governmental and regulatory approvals required for the completion of the Transaction, constituting:

4.1.3.1

written approval from the Exchange on terms and conditions acceptable to RVI and the Vendors, and compliance by RVI and Durnpike with any such conditions precedent to the completion of the Transaction as specified by the Exchange;

4.1.3.2	written approval from the exchange control department of SARB on terms and conditions acceptable to RVI and the Vendors, and compliance by RVI and Durnpike with any such conditions precedent to the approval of as the exchange control department of SARB may specify; and

4.1.3.3	approval of the South African Competition authorities of the Transaction and the change of control triggered pursuant to the exercise of the Option, to the extent required.

4.1.4	Directors Approval. RVI and Durnpike having obtained the approval of their respective boards of directors of the transactions proposed herein within 21 days after the Signature Date.

4.1.5

Galputs Contract. The Vendors having delivered to RVI a written instrument executed by Durnpike and Galputs Minerale evidencing the terms and conditions of the Galputs Contract within 14 days after the Signature Date.

4.2

The Conditions other than that stipulated in 4.1.2 are for the benefit of both RVI and the Vendors and may not be waived other than by agreement in writing between the Vendors and RVI prior to the relevant date stipulated for fulfilment of the Condition in question. Each of the Vendors and RVI will use their reasonable commercial efforts to obtain satisfaction of such Conditions and to cause the Transaction to be consummated. The Condition stipulated in 4.1.2 is inserted solely for the Vendors’ benefit, and may be waived by them by written notice to RVI given prior to the date stipulated for fulfilment thereof.

4.3	If all Conditions other than the Condition in 4.1.1 (the “DRC Condition”) have been fulfilled or waived, as the case may be, by the Final Date, then RVI will either:

4.3.1

deliver a notice to the Vendors requiring the assignment of the Midamines Contract to a separate company designated by the Vendors on the condition that such company shall undertake to hold the Midamines Contract in trust pending the finalisation of the acquisition by RVI of an interest (direct or indirect) in the Midamines Contract or the termination of such acquisition (as the case may be) but in any event only until the 120th day following the date of such notice, subsequent to which date the Midamines Contract need no longer be held in trust; or

4.3.2

deliver a Midamines Transfer Notice, in accordance with 9.1, waive fulfilment of the DRC Condition (to the extent applicable notwithstanding the delivery of such Midamines Transfer Notice) and complete the Transaction without incorporating the Kwango River Project.

4.4

In the event that the Closing Date does not occur on or before the Final Date (but subject to 4.3), neither RVI nor the Vendors (acting jointly) shall be bound to complete the Transaction and either may by notice in writing to all other Parties terminate this Agreement. In the event of such termination:

4.4.1	no Party shall have any liability or obligation arising in connection with this Agreement or from the subject matters contemplated herein other than pursuant to the provisions referred to in 4.1; and

4.4.2	the provisions of the RVI Loan Agreement shall apply.

5.	SALE AND PURCHASE

5.1	The Vendors hereby sell to RVI which purchases from the Vendors the Durnpike Shares and the Durnpike Claims for the Share Consideration. The

sale of the Durnpike Shares and the Durnpike Claims shall constitute one indivisible transaction.

5.2	Title to, beneficial ownership of and risk in the Durnpike Shares and Durnpike Claims shall pass to RVI on the Closing Date.

6.	SHARE CONSIDERATION

6.1	The Share Consideration payable by RVI to the Vendors consists of the aggregate of the following:

6.1.1	the SA Portion, being the aggregate the amounts set out in 6.1.1.1 and 6.1.1.2:

6.1.1.1	either of the following amounts, as the case may be:

6.1.1.1.1

in the event that the Galputs Letter Agreement has become unconditional in accordance with its terms by the SA Payment Date, then an amount equal to the lesser of the face value of the Durnpike Claims and the Durnpike Maximum, which amount will be settled in Common Shares allotted and issued to the Vendors in accordance with 7 below, credited as fully paid, at a deemed issue price per share equal to the Market Price; or

6.1.1.1.2	in the event that the Galputs Letter Agreement has not become unconditional in accordance with its terms by the SA Payment Date, then:

6.1.1.1.2.1

an amount equal to the lesser of the face value of the Durnpike Claims and the Durnpike Maximum, less the amount of the Loan, such reduced amount to be settled in Common Shares issued to the Vendors in accordance with 7, credited as fully paid, at a deemed issue price per share equal to the Market Price; and

6.1.1.1.2.2

the amount of the Loan, to be settled in Common Shares allotted and issued to the Vendors within five Business Days of the date upon which the Galputs Letter Agreement becomes unconditional in accordance with its terms, credited as fully paid, at a deemed issue price per share equal to the Market Price provided that if the Galputs Letter Agreement has for whatever reason not been concluded by the SA Payment date or has been concluded but has not become unconditional in accordance with its terms by the 120th day following the date of conclusion thereof, then the amount of the Loan shall, on the later of the SA Payment Date and such 120th day (“the Loan discharge date”), be payable to the Vendors simultaneously with payment of (and against discharge of) the Loan by Galputs to Durnpike, on the basis further set out in 6.2. (If for whatever reason the Galputs Letter Agreement is not concluded by the SA Payment Date, such date shall be the Loan discharge date); and

6.1.1.2	ZAR34 million, to be settled in Common Shares issued to the Vendors in accordance with 7, credited as fully paid, at a deemed issue price per share equal to the Market Price; and

6.1.2

the DRC Portion, being an amount equalling 60% of the Valuation, and which DRC Portion shall be equal to a minimum of US$13 million and a maximum of US$26 million, which amount shall be settled by RVI allotting and issuing to the Vendors, in accordance with 7, such number of Common Shares, credited as fully paid up, as will be equivalent in value to the DRC Portion when calculated at a deemed issue price per share equal to the volume weighted average trading price of the Common Shares on the Exchange for the 30 Trading Days preceding the date of approval of the Feasibility Study by the board of directors of RVI as contemplated in 8.1.3. It is agreed that for the purpose of converting such deemed issue price to US$, regard shall be had to the CAD/US$ mid-market exchange rate prevailing as at the close of business on the date of approval of the Feasibility Study by the board of directors of RVI as contemplated in 8.1.3 (as such rate is quoted by any manager of the Canadian International Bank of Commerce (whose appointment and authority it shall not be necessary to prove)) Payment of the DRC Portion shall be conditional upon RVI not having delivered a Midamines Transfer Notice in accordance with 9.

6.2	in the circumstances contemplated in the proviso to 6.1.1.1.2.2, the debt to the Vendors in the amount of the Loan, and the Loan itself, will be discharged on the Loan discharge date as follows -

6.2.1	an amount equivalent to the amount of the Loan shall become payable by RVI to the Vendors in the Vendors’ Portions;

6.2.2

such amount shall in turn be advanced by the Vendors on loan account to Galputs Minerale, in the Vendors’ Portions, by way of cession to Galputs Minerale of the Vendors’ claims to receive payment of such amount;

6.2.3	the result of 6.2.2 shall be that RVI shall become indebted to Galputs Minerale in the amount of the Loan;

6.2.4	Galputs Minerale shall become obliged to repay the Loan to Durnpike.

6.3

In light of 6.2, and given the fact that RVI will on the Loan discharge date be indebted to Galputs Minerale in the amount of the Loan, who will in turn owe repayment of the Loan to Durnpike, RVI is hereby irrevocably authorised to make payment in the amount of the Loan directly to Durnpike in discharge of its debt to Galputs Minerale in the amount of the Loan and in discharge of the Loan itself.

7.	PAYMENT OF SHARE CONSIDERATION

7.1	The SA Portion shall become owing on the Closing Date but shall only become due and payable on the SA Payment Date (save as provided in 6.1.1.1.2.2).

7.2

Notwithstanding the terms of any separate escrow arrangements required by the Exchange, the Common Shares delivered in settlement of the SA Portion will be pledged and placed in escrow with the Escrow Agent in accordance with 13.7 for a period of 12 months from the date of issuance thereof; provided that to the extent that –

7.2.1

any Vendor is required to settle tax obligations arising from the sale by such Vendor of his Durnpike Shares, RVI will permit such Vendor to sell such number of Common Shares as is required to settle the tax obligation then due and payable, subject to any escrow requirements imposed by the Exchange or SARB;

7.2.2

the Vendors’ costs of remediation work following the Closing Date in respect of the Galputs Operation exceeds the Galputs Bond, RVI will permit the Vendors to sell such number of Common Shares as is required to pay for such excess remediation costs, up to a maximum of ZAR2 million sale proceeds in aggregate. The arrangement between the Vendors inter se in this regard shall be that each Vendor shall be entitled to sell such number of RVI shares as he requires in order to settle such portion of the excess remediation costs as is being claimed from him, subject to a maximum of ZAR2 000 000.00.

7.3	The DRC Portion shall become owing on the Closing Date but shall only become due and payable on the DRC Payment Date.

7.4

Notwithstanding the terms of any separate escrow arrangement required by the Exchange, the Common Shares delivered in settlement of the DRC Portion (save for any Common Shares issued pursuant to 8.3) will be pledged and placed in escrow with the Escrow Agent in accordance with 13.7 for a period of 12 months from the date of issuance thereof. To the extent that any Vendor is required to settle tax obligations arising from the sale by such Vendor of his

Durnpike Shares, RVI will permit such Vendor to sell such number of Common Shares as is required to settle the tax obligation then due and payable, subject to any escrow requirements imposed by the Exchange or SARB.

7.5	In the event that the Listing Date does not occur on or before the Listing Deadline, such Share Consideration shall be issued by RVI within 5 Business Days of:

7.5.1	the Listing Deadline in the case of the SA Portion; or

7.5.2	in the case of the DRC Portion, the later of:

7.5.2.1	the day falling 30 days following the date of approval of the Feasibility Study by the board of directors of RVI as contemplated in 8.1.3; and

7.5.2.2	the Listing Deadline,

and provided that in such event, the restrictions imposed by 7.2 and 7.4 on the issue of such Share Consideration shall be subject to such terms and conditions imposed by the exchange control department of SARB and to the extent that such terms and conditions necessitate the realisation of the Share Consideration at a time earlier than provided in 7.2 or 7.4 such earlier realisation shall be permitted notwithstanding such restrictions. It is recorded for the purpose of clarity that the Vendors may in such circumstances be obliged to dispose of the entire Share Consideration forthwith upon issue thereof (or within such period as SARB may prescribe) but will use reasonable endeavours to afford RVI the opportunity to place such Share Consideration in accordance with a share placement programme agreed with the Vendors.

7.6

Any Share Consideration payable to the Vendors pursuant to this Agreement shall be by way of delivery to the Escrow Agent as contemplated in 7.2 or 7.4 of duly issued share certificates evidencing the Vendors’ as the holders of such Share Consideration in such relative amounts as are determined by the Vendor Portions.

7.7

RVI shall use its reasonable commercial efforts to promptly procure that the Share Consideration is listed on the Exchange (and, to the extent that such Share Consideration is issued following the Listing Date, the JSE) following its date of issue.

8.	DURNPIKE AND RVI JOINT UNDERTAKING RELATING TO KWANGO RIVER PROJECT

8.1	RVI shall:

8.1.1

cause Durnpike to incur an aggregate amount of at least US$7,000,000 of expenditures in relation to the Kwango River Project in accordance with a program approved by the board of directors of RVI, on or before the Feasibility Deadline Date, on the basis that –

8.1.1.1

RVI shall ensure that Durnpike discharges all debts incurred to third parties pursuant to such expenditures in the normal course in accordance with ordinary commercial practice, save for such debts as RVI may legitimately dispute as being due and payable by Durnpike; and

8.1.1.2	no failure by the board of directors of RVI to approve such program timeously shall derogate from RVI’s obligation to incur and discharge such expenditures as aforesaid (it being recorded for the purpose of clarity that this 8.1.1.2 will not derogate from RVI’s entitlement to deliver a Midamines Transfer Notice in the circumstances contemplated in 9.3, 9.4 or 9.5);

8.1.2

in conjunction with Durnpike, subject to 8.1.1, complete the Feasibility Study in order to determine the economic viability of the Kwango River Project, which Feasibility Study shall be effected utilizing standard valuation methodologies and incorporating a projected discounted cash flow model in order that the Valuation as at the date of approval of the Feasibility Study by the RVI board in terms of 12.2 may be determined. For the purposes of the Valuation envisaged herein, the Parties shall use objective valuation input parameters including, without limitation, long term carat prices, foreign exchange rates, real production costs and an appropriate discount rate (having regard to RVI’s cost of capital); provided that if the Parties are unable to agree on any of the objective valuation input parameters with the result that the Parties are unable to agree the Valuation, such Valuation shall be determined as follows: The Parties shall refer only those input parameters on which they are unable to agree to 3 of the top 5 diamond analysts (“the three experts”) designated by James Allan & Associates. Each of the three experts shall be tasked with determining the relevant parameters in dispute. The three experts shall act as experts and not as arbitrators, and their determination shall be final and binding on the Parties. Once each of the three experts have determined the relevant parameters, the average of the determination by each of them (the aggregate divided by three) shall serve as the applicable determination for the parameter, which determination shall be final and binding on the Parties;

8.1.3

subject to 8.2, procure that the Feasibility Completion Date occurs, and that the board of directors of RVI either approves or disapproves the Feasibility Study on or before the Feasibility Deadline Date, failing which the Feasibility Study shall be deemed to have been disapproved, and a Midamines Transfer Notice shall be deemed to have been delivered in accordance with 9.5, on the Feasibility Deadline Date; and

8.1.4

cause Durnpike to, within a period commencing on the date of completion of the aggregate US$7,000,000 expenditures in accordance with 8.1.1 (which shall be by no later than the Feasibility Deadline Date) and ending on the date which falls on the 480th day following the Feasibility Completion Date, incur an aggregate amount of US$6,000,000 (less an amount equal to the amount it expended in excess of its obligation in terms of 8.1.1) of additional expenditures in relation to the Kwango River Project in accordance with a program approved by the board of directors of RVI on the basis that –

8.1.4.1

RVI shall ensure that Durnpike discharges all debts incurred to third parties pursuant to such expenditures in the normal course in accordance with ordinary commercial practice, save for such debts as RVI may legitimately dispute as being due and payable by Durnpike; and

8.1.4.2	no failure by the board of directors of RVI to approve such program timeously shall derogate from RVI’s obligation to incur and discharge such expenditures as aforesaid (it being recorded for the purpose of clarity that this 8.1.4.2 will not derogate from RVI’s entitlement to deliver a Midamines Transfer Notice in the circumstances contemplated in 9.3, 9.4 or 9.5) .

8.2

RVI shall be entitled to extend the Feasibility Deadline Date to any other date up to 29 February 2008 provided that RVI shall first have undertaken in writing to the Vendors, to the extent it has not delivered a Midamines Transfer Notice by the time of such election, to pay any annual pre-payment of royalties in accordance with clause 13.4 of the Midamines Contract up to the earlier of:

8.2.1	the date of delivery of a Midamines Transfer Notice; or

8.2.2	the Feasibility Deadline Date (as such date may be extended pursuant to the provisions of this 8.2).

8.3

In the event that the Feasibility Study has not been completed by the Feasibility Deadline Date (as such date may be extended pursuant to the provisions of 8.2), then RVI shall be entitled to elect to extend the Feasibility Deadline Date to any date up to 31 December 2008 by making a payment of US$1,000,000 to the Vendors, which amount shall be settled by the issuance of Common Shares credited as fully paid up, at a deemed issue price per share equal to the volume weighted average trading price of the Common Shares on the Exchange for the 30 Trading Days preceding the date that RVI elects to extend the Feasibility Deadline Date pursuant to this 8.3 (which payment obligation shall otherwise be discharged, mutatis mutandis, in as set out in 7); provided that RVI shall first have undertaken in writing to the Vendors, to the extent it has not delivered a Midamines Transfer Notice by the time of such election, to pay any annual pre-payment of royalties in accordance with clause 13.4 of the Midamines Contract up to the earlier of:

8.3.1	the date of delivery of a Midamines Transfer Notice; or

8.3.2	the Feasibility Deadline Date (as such date may be extended pursuant to the provisions of this 8.3).

It is agreed that for the purpose of converting the aforesaid deemed issue price per Common Share to US$ (for the purpose of making payment to the Vendors of the aforesaid US$1 000 000 worth of Common Shares) regard shall be had to the CAD/US$ mid-market exchange rate prevailing as at the close of business on the date preceding the date that RVI elects to extend the Feasibility Deadline Date pursuant to this 8.3 (as such rate is quoted by any manager of the Canadian International Bank of Commerce (whose appointment and authority it shall not be necessary to prove)).

8.4

RVI shall procure that Durnpike shall, during the period that it conducts the Feasibility Study, apply any proceeds from the sale of diamonds towards discharge of the funding requirements referred to in this 8 in respect of the Kwango River Project and to the extent that the net proceeds exceeds the Kwango River Project funding requirements, Durnpike will retain the funds and will not make or effect any form of distribution to shareholders out of such net proceeds including, without limitation, declaring any dividend out of such net proceeds.

9.	MIDAMINES CONTRACT ARRANGEMENTS

9.1

For the purposes of this Agreement, a “Midamines Transfer Notice” shall mean a notice delivered by RVI to the Vendors and Midamines in accordance with 9.3, 9.4 or 9.5 requiring the Vendors, within 14 days of receipt of the Midamines Transfer Notice (“Notice Period”) (or in the case of 9.3, the Closing Date, whichever is the earlier) to provide a written notice to RVI (“Vendor Notice”) which notice shall reflect the Vendors’ election, with effect from the date of such Vendor Notice, whether to:

9.1.1	terminate the Midamines Contract in accordance with its terms; or

9.1.2

assign to NomineeCo all of Durnpike’s rights in and to the Midamines Contract (“Assignment”), which Assignment shall be conditional upon the written consent thereto by Midamines (if such consent has not already been obtained), which consent shall include Midamines’ agreement to the terms and conditions of such Assignment as set forth in this 9.

9.2

If following receipt of a Midamines Transfer Notice by either of BristowM or BristowJ, the Vendors fail to deliver the Vendor Notice within the Notice Period, the Vendors shall be deemed to have made the election that the Midamines Contract be terminated in accordance with its terms.

9.3

At any time prior to the Closing Date, RVI will be entitled, in its sole discretion, to deliver a Midamines Transfer Notice in the circumstances contemplated in 4.3.2, whereupon no amounts shall be payable by RVI in terms of 6.1.2, 7.3, 8 or 9.

9.4

In the event that there is a material breach of the Midamines Contract by Midamines at any time following the Closing Date but prior to the DRC Payment Date, RVI will be entitled, in its sole discretion to deliver a Midamines Transfer Notice, whereupon no further amounts shall, with effect from the date of the Midamines Transfer Notice, be payable by either RVI or Durnpike in terms of 6.1.2, 7.3, 8 or 9 save for such amounts as may remain payable in the circumstances contemplated in 9.7.4.

9.5

At any time following the Closing Date but prior to the later of 31 December 2007 or the Feasibility Deadline Date (or such later date as agreed to in terms of 8.2 or 8.3, as the case may be), RVI will be entitled, in its sole discretion, to deliver a Midamines Transfer Notice in the event that any of the following shall have occurred:

9.5.1	Durnpike is not satisfied with the results of the Feasibility Study;

9.5.2

Durnpike determines that there has been a change (or any condition, event or development involving a prospective change) in the business, operations, properties, assets, liabilities, obligations, results of operations, financial position or condition, capital, permits, licences, privileges or rights (whether contractual or otherwise) or prospects (collectively, the “condition”) of Durnpike, Midamines, the Concession Area or the Kwango River Project which, in the reasonable judgment of Durnpike, is or may be materially adverse to their condition or there having been enacted, promulgated or proposed by any government or governmental authority any change of law or any regulation, rule or policy, or any application or interpretation thereof, which, in the reasonable judgment of Durnpike, is or may be materially adverse to their condition;

9.5.3	Durnpike and Midamines have not agreed to reasonable operating protocols relating to the Kwango River Project; and

9.5.4	Durnpike, acting reasonably, considers that the ability of the management team to execute on the mining program contemplated in the Feasibility Study is compromised.

9.6	In the event of an Assignment arising in the circumstances of 9.3:

9.6.1

all of the rights, title, benefit and interest in and to the Midamines Contract shall be deemed to have been ceded, and the obligations and liabilities under the Midamines Contract delegated, by Durnpike to NomineeCo with effect from the date of the Midamines Transfer Notice;

9.6.2

the Vendors shall conduct and shall procure that Durnpike and NomineeCo conduct negotiations in order to ensure a commercial hand over of the Kwango River Project within 90 days of the date of the Midamines Transfer Notice;

9.6.3	the Vendors shall procure that NomineeCo will assume all obligations, claims and liabilities arising under the Midamines Contract with effect from the date of the Midamines Transfer Notice; and

9.6.4

the Vendors shall procure that NomineeCo shall indemnify Durnpike against any claims or liabilities, past, present or future and howsoever arising in respect of the Midamines Contract and the Kwango River Project.

9.7	In the event of an Assignment arising in the circumstances of 9.4:

9.7.1

all of the rights, title, benefit and interest in and to the Midamines Contract shall be deemed to have been ceded, and the obligations and liabilities under the Midamines Contract delegated, by Durnpike to NomineeCo with effect from the date of the Midamines Transfer Notice;

9.7.2

the Vendors shall conduct and shall procure that NomineeCo conducts and RVI shall procure that Durnpike conducts negotiations in order to ensure a commercial hand over of the Kwango River Project within 90 days of the date of the Midamines Transfer Notice;

9.7.3	the Vendors shall procure that NomineeCo will assume all obligations, claims and liabilities arising under the Midamines Contract with effect from the date of the Midamines Transfer Notice;

9.7.4

the Vendors shall procure that NomineeCo shall indemnify Durnpike against any claims or liabilities arising from the date of such Midamines Transfer Notice onwards, howsoever arising, in respect of the Midamines Contract and the Kwango River Project, save for unpaid claims (including environmental liabilities directly resulting from Durnpike’s operations and any annual pre-payment of royalties in accordance with clause 13.4 of the Midamines Contract which falls due for payment prior to the date of such Midamines Transfer Notice, but only to the extent that such royalties remain payable to Midamines notwithstanding its breach and would be so payable if the Midamines Contract had been terminated in accordance with 9.1.1) accrued prior to the date of such Midamines Transfer Notice where such unpaid claims relate directly to Durnpike’s operations since the Closing Date; and

9.7.5	RVI shall procure that Durnpike indemnifies NomineeCo for such unpaid claims directly resulting from Durnpike’s operations.

9.8	In the event of an Assignment arising in the circumstances of 9.5:

9.8.1

RVI shall procure that Durnpike funds NomineeCo’s further exploration and operations at the Kwango River Project and NomineeCo’s costs which may be payable pursuant to clauses 13.5 or 13.6 of the Midamines Contract, up to an aggregate of US$7,000,000, taking into account such expenditures as have already been incurred by Durnpike and RVI in accordance with 8.1.1 prior to the date of such Midamines Transfer Notice; provided that save for such funding obligation, and save for unpaid claims (including environmental liabilities directly resulting from Durnpike’s operations) accrued prior to the date of such Midamines Transfer Notice (such funding obligation and claims being collectively, the “Obligations”), RVI and Durnpike shall have no further obligations or liabilities under the Midamines Contract or this Agreement (to the extent that it relates to the Midamines Contract, which for the avoidance of doubt shall include the obligation to pay the DRC Portion and any other undertakings set out in 8), upon delivery of such Midamines Transfer Notice;

9.8.2	NomineeCo shall have no obligation to Durnpike or RVI arising directly or indirectly from the commitment to fund NomineeCo’s further exploration and operations at the Kwango River Project in the circumstances envisaged in 9.8.1, on the basis that no portion of the funds so provided to NomineeCo shall constitute a loan or be repayable on any other basis, nor shall the provision of any such funds entitle RVI or Durnpike to claim any payment or performance from NomineeCo;

9.8.3

all of the rights, title, benefit and interest in and to the Midamines Contract shall be deemed to have been ceded, and the obligations and liabilities under the Midamines Contract (save for the Obligations) delegated, by Durnpike to NomineeCo with effect from the date of the Midamines Transfer Notice;

9.8.4

the Vendors shall conduct and shall procure that NomineeCo conducts and RVI shall procure that Durnpike conducts negotiations in order to ensure a commercial hand over of the Kwango River Project within 90 days of date of the Midamines Transfer Notice;

9.8.5	the Vendors shall procure that NomineeCo assumes all obligations, claims and liabilities (save for the Obligations) arising with effect from the date of the Midamines Transfer Notice;

9.8.6

the Vendors shall procure that NomineeCo indemnifies Durnpike against any claims or liabilities arising from the date of such Midamines Transfer Notice onwards (save for the Obligations), howsoever arising, in respect of the Midamines Contract and the Kwango River Project; and RVI shall procure that Durnpike similarly indemnifies NomineeCo against any claims or liabilities arising from the Obligations;

9.8.7	RVI shall procure that Durnpike pays to NomineeCo any net proceeds from the Kwango River Project in excess of Durnpike and RVI’s costs incurred in respect of the Kwango River Project, including but not limited to any payments made to Midamines and taxes;

9.8.8	subject to 9.9, any assets and equipment used in connection with the Kwango River Project (collectively, the “Equipment”) and acquired:

9.8.8.1	pursuant to the expenditures set out in 8.1.1;

9.8.8.2	pursuant to the costs incurred as contemplated in 9.8.1 and/or 9.8.7; and/or

9.8.8.3	using Durnpike’s proceeds from the Kwango River Project operations,

shall be deemed to be the sole and exclusive property of NomineeCo; provided however that should NomineeCo abandon the Kwango River Project at any time within 12 months of date of the Assignment, NomineeCo shall hold the Equipment as trustee for and on behalf of itself and Durnpike and shall promptly sell the Equipment and distribute the portion of the proceeds of such sale to Durnpike which is in proportion to Durnpike’s total expenditures in relation to the Kwango River Project relative to those expenditures of NomineeCo, each as at the date of abandonment by NomineeCo of the Kwango River Project; and

9.8.9

the Vendors shall transfer or shall procure that NomineeCo issues such number of the shares in the share capital of NomineeCo to Durnpike as will result in Durnpike, following such transfer or issuance, as the case may be, owning 5% of the issued share capital of NomineeCo.

Durnpike’s interest in NomineeCo shall be diluted in the event that NomineeCo undertakes an equity financing to the extent that Durnpike does not participate in such equity financing, provided the Vendors shall cause NomineeCo to allow Durnpike to participate in any equity financings (on terms no less beneficial than those offered to the equity financier(s) in question) in order to maintain its equity interest, if Durnpike elects to do so.

9.9

From the date of delivery of any Midamines Transfer Notice (to either BristowM or BristowJ) until the first anniversary of the date of delivery thereof (both dates inclusive), the Vendors shall cause NomineeCo, prior to entering into any agreement or arrangement with any third party in relation to the Kwango River Project (including, without limitation, any financing transaction predicated on the Feasibility Study and/or the Valuation) (collectively, the “Proposed Third Party Transaction”), to notify Durnpike in writing (the “NomineeCo Notice”), which notice shall contain the full terms and particulars of such Proposed Third Party Transaction, and Durnpike shall have the right, exercisable within 15 Business Days of receipt of the NomineeCo Notice, to notify NomineeCo in writing (“Durnpike Notice”) that Durnpike has elected to enter into an agreement or arrangement with NomineeCo on terms at least as advantageous to NomineeCo as those of such Proposed Third Party Transaction, in which case Durnpike shall be bound mutatis mutandis as the third party in terms of such Proposed Third Party Transaction.

9.10	The Parties record that the financial effect of a Midamines Transfer Notice upon Durnpike is intended to be the same, irrespective of whether the Vendors elect in favour of:

9.10.1	termination of the Midamines Contract; or

9.10.2	an Assignment,

save to the extent specifically otherwise provided in 9.8.1 and 9.8.7 to 9.8.9 inclusive.

9.11

It is the intention of the Parties that with respect to each indemnity that the Vendors have covenanted to procure from NomineeCo in favour of Durnpike in accordance with this clause 9, Durnpike shall have no greater liability (whether to Midamines or any other party) in relation to the Kwango River Project by virtue of the Assignment than it would have had in the event that the Midamines Contract had been terminated in accordance with 9.1.1.

9.12

Following the Closing Date, and unless a Midamines Transfer Notice has been delivered by RVI in accordance with 9.3, RVI shall perform a baseline environmental audit in respect of the Kwango River Project as at the Closing Date. Following an Assignment in accordance with 9.4 or 9.5, RVI shall perform a baseline environmental audit in respect of the Kwango River Project as at the date of such Assignment.

10.	GALPUTS ARRANGEMENTS

10.1	The Vendors shall procure that:

10.1.1	the Marla Trust enters into the Galputs Letter Agreement; and

10.1.2	at the time of entering into the Galputs Letter Agreement by the Marla Trust:

10.1.2.1	Virgilia will:

10.1.2.1.1	have no liabilities, whether actual or contingent, other than the contingent liability under the Suretyship;

10.1.2.1.2	own (as its sole asset) the entire issued share capital of Galputs Minerale;

10.1.2.2	Galputs Minerale will:

10.1.2.2.1	own 100% of the beneficial ownership and legal title to the mineral rights to Galputs; and

10.1.2.2.2	owe the Loan.

10.2

As soon as possible after the Signature Date and in any event prior to the Closing Date, the Vendors and RVI shall jointly perform a baseline environmental audit in respect of the Galputs Operation and the Farm Pontplaas (to the extent required if Durnpike is liable for any environmental or rehabilitation obligations in respect of the Farm Pontplaas), the cost of which will be shared as to 50% each between RVI on the one hand and the Vendors collectively on the other hand.

10.3

Notwithstanding any other provision hereof, but subject to the limitations of liability included in 13 and the representations and warranties as set forth in Schedule A hereto, the Vendors (acting jointly and severally) shall indemnify and hold RVI harmless:

10.3.1	in respect of the Historical Galputs Liabilities;

10.3.2

in respect of any environmental and rehabilitation obligations incurred in relation to the operations on the Farm Pontplaas (to the extent that Durnpike is liable for such operations) prior to the Closing Date;

10.3.3	in respect of the Royalty Obligations; and

10.3.4	in respect of any unpaid liabilities of or claims against Durnpike as at the Closing Date, save for:

10.3.4.1	the Durnpike Claims;

10.3.4.2	the Assumed Liabilities; and

10.3.4.3	the Interim Expenses;

provided that should any Assumed Liabilities exist at the Closing Date, then an amount equal to such Assumed Liabilities shall be set off against the payment made in accordance with 6.1.1 (it being agreed for the purposes of clarity that save for the right to apply set off as aforesaid, RVI shall have no further claims against the Vendors as a result of such Assumed Liabilities).

10.4

RVI shall cooperate with the Vendors in the performance and timing (subject to regulatory requirements) of any rehabilitation work in respect of the Historical Galputs Liabilities, which rehabilitation work shall be at the sole cost of the Vendors. In the event that the Vendors and RVI agree to rehabilitate, prior to issue of any Common Shares in accordance with 6.1.1, those of the Historical Galputs Liabilities which are capable of rehabilitation, such costs will be borne by RVI and be set off against the payment in 6.1.1 and, in the event that the Transaction is not consummated for any reason, Durnpike shall be liable to refund such costs to RVI promptly upon receipt of written demand from RVI.

10.5

Following the Closing Date, RVI will procure that Durnpike undertakes a work program in relation to the Galputs Operation, the scope of which will be determined by the board of directors of RVI but which will include exploration and bulk sampling.

10.6

The Vendors shall procure that the Galputs Bond shall remain in place (and, if such bond is terminated for any reason, the Vendors shall procure that the Galputs Bond is promptly replaced by an equivalent bond and shall ensure that such replacement bond remains in place) until a final closure certificate has been issued in respect of the Galputs Operation by the DME.

10.7

Until the Galputs Letter Agreement has become unconditional in accordance with its terms, the Vendors will not, and will use reasonable endeavours to procure that the Marla Trust, Virgilia and Galputs Minerale will not, take any action in respect of Galputs (save for such actions as may be required by law and save for performance of obligations in accordance with the Galputs Letter Agreement) without the prior written consent of RVI.

11.	CLOSING

On the Closing Date, RVI and the Vendors shall meet at 17:00 at the offices of Tabacks Attorneys located at 26 Sturdee Avenue, Rosebank, Johannesburg, or such other time and place as mutually agreed to in writing prior to such date at which meeting:

11.1	Each of the Vendors shall deliver to RVI:

11.1.1

certificates in respect of the Durnpike Shares in respect of such Vendor’s Portion together with currently dated transfer forms relating thereto, duly signed by the relevant Vendor and in blank as to transferee;

11.1.2	a written cession of the Durnpike Claims in respect of such Vendor’s Portion in favour of RVI or its nominee;

11.1.3	the written resignation of all its appointees to the board of directors of Durnpike together with letters of resignation of the secretary and public officer of Durnpike, if required;

11.1.4	procure the written undertaking of the auditors of Durnpike to resign if so requested by RVI;

11.1.5	a certified copy of a resolution of the board of directors of Durnpike:

11.1.5.1	approving the transfer of the Durnpike Shares to RVI or its nominee;

11.1.5.2	noting the cession of the Durnpike Claims;

11.1.5.3	appointing the nominees of RVI as directors of Durnpike;

11.1.5.4	accepting the resignations of the existing directors, secretary and public officer of Durnpike;

11.1.6	all books, documents and records of Durnpike.

12.	PRE AND POST CLOSING DATE PROCEDURES

12.1	Prior to the Closing Date, the Vendors shall procure:

12.1.1	the retrenchment of all employees of Durnpike;

12.1.2	the full and complete discharge of all its obligations to former employees of Durnpike;

12.1.3

the secure storage at the Farm Pontplaas of all the equipment owned, used and hired by Durnpike and which is being used at the Farm Pontplaas, pending commencement of the work program referred to in 10.5;

12.1.4

that all mining operations (including but not limited to exploration or mining activity, but excluding the activities described in 12.1.3), whether through Durnpike or otherwise at or concerning the Galputs Operation and all exploration activities formerly conducted by Durnpike on the Farm Pontplaas, shall have ceased;

12.1.5

that no action will be taken by them, whether through Durnpike or otherwise, which would cause, or which may be reasonably considered to cause, rejection of the temporary closure of the Galputs Operation by the DME; and

12.1.6

that Durnpike’s overhead structure will have been rationalised as contemplated herein, provided that Durnpike shall continue to incur the Interim Expenses and RVI shall fund such Interim Expenses accruing during the period from 1 July 2006 until the Closing Date and, in the event that the Transaction is not consummated for any reason, Durnpike shall be liable to refund the Interim Expenses to RVI promptly upon demand.

12.2	After the Closing Date, any resolutions passed by Durnpike or RVI pursuant to the provisions of this Agreement in relation to:

12.2.1	whether or not to deliver a Midamines Transfer Notice pursuant to 9;

12.2.2	whether or not the results of the Feasibility Study are satisfactory, or whether or not to approve the Feasibility Study;

12.2.3	whether or not to extend the Feasibility Completion Date pursuant to 8.2 or 8.3, as the case may be; and

12.2.4	any waivers or amendments pursuant to this Agreement,

shall be made by a disinterested majority (meaning the approval by a majority of the directors excluding any of the Vendors or their affiliates and any other interested directors) of the board of directors of Durnpike or RVI, as the case may be, provided that no waiver or amendment to the Midamines Contract shall be agreed or effected by Durnpike without the Vendors’ consent, not to be unreasonably withheld, and if same is withheld, any dispute so arising shall be settled by way of arbitration on the basis envisaged in 19 below.

13.	REPRESENTATIONS AND WARRANTIES

13.1	The Vendors (acting jointly and severally) give to RVI the warranties set out in Schedule A hereto (the “Vendor Warranties”), it being agreed that:

13.1.1	the Vendor Warranties shall also be deemed to be representations and undertakings by the Vendors in favour of RVI;

13.1.2	each Vendor Warranty shall prima facie be deemed to be a representation of fact inducing RVI to enter into this Agreement;

13.1.3	each Vendor Warranty shall be presumed to be material unless the contrary is proved;

13.1.4

insofar as any of the Vendor Warranties is promissory or relates to a future event, it shall be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

13.1.5	each Vendor Warranty shall be a separate warranty and in no way limited or restricted by reference to or inference from the terms of any other Vendor Warranty.

13.2	RVI is entering into this Agreement relying upon the Vendor Warranties.

13.3	Unless otherwise stated or otherwise required by the context the Vendor Warranties shall apply as at the Signature Date and the Closing Date and during the period between those dates.

13.4

The Vendors (acting severally) make the acknowledgments to RVI, agree with RVI and give to RVI the representations and warranties set out in Schedule C hereto (the “Canadian Securities Warranties”) it being agreed that:

13.4.1	each Canadian Securities Warranty shall be presumed to be material unless the contrary is proved;

13.4.2	each Canadian Securities Warranty shall be a separate warranty and in no way limited or restricted by reference to or inference from the terms of any other Canadian Securities Warranty; and

13.4.3

RVI may amend the Canadian Securities Warranties at the time of issuance of any Share Consideration to the extent that such amendment is required in order to comply with applicable Canadian securities laws or regulatory requirements (including those of the Exchange) that are in force at such time, provided that the Vendors are notified of such amendments in writing as soon as same come to RVI’s knowledge, in which event the Vendors shall take all such steps, do all such things and/or sign all such documents as may be appropriate to procure compliance with the Canadian Securities Warranties, and provided further that if such compliance would result in a Vendor falling foul of any other law or regulation by which he is bound, such Vendor may by written notice to RVI elect not to comply, each of the Vendors hereby acknowledging that in such event RVI may be prohibited from issuing to him his portion of the Share Consideration.

13.5

Unless otherwise stated or otherwise required by the context the Canadian Securities Warranties shall apply as at the Signature Date, the Closing Date, the date of issuance of any Share Consideration and during the periods between those dates.

13.6

The Vendors (acting jointly and severally as regards the Vendor Warranties and severally as regards the Canadian Securities Warranties ) hereby indemnify RVI with respect to breach of their respective Vendor Warranties and Canadian Securities Warranties. Notwithstanding anything to the contrary contained herein, the liability of each Vendor in respect of all claims made in respect of any indemnity (excluding for the purpose of clarity any indemnity to be given by NomineeCo pursuant to 9), representation, undertaking, obligation or warranty contained in this Agreement shall not exceed in the aggregate such Vendor’s Vendor Portion of the SA Portion and the DRC Portion delivered to such Vendor and any cash proceeds from the sale thereof (to the extent permitted in accordance with 7.2, 7.4 or 7.5), and such liability will endure for a period of 2 years from the Closing Date. It is recorded for the purpose of clarity that the effect of this 13.6 is that RVI and Durnpike may claim from any Vendor, as a maximum, only the redelivery by such Vendor of the Share Consideration delivered to him and, in respect of that portion of such Share Consideration as he may have sold as permitted in terms of this Agreement, the repayment of the cash proceeds received by such Vendor as a result of such sale(s), on the basis that save as aforesaid RVI and Durnpike shall have no further claims.

13.7

The Vendors shall pledge the Share Consideration and any cash proceeds from the sale thereof in accordance with 7.5 (but not cash proceeds from sales permitted in accordance with 7.2 or 7.4) to RVI for a period of 12 months from the date of the issue of the Share Consideration, and in accordance therewith shall place the Share Consideration in trust with the Escrow Agent as security for their respective obligations pursuant to and in accordance with this Agreement; provided that in the event that prior to the expiration of such 12 month period a claim is made by RVI against any or all of the Vendors for a breach of his or their Vendor Warranties and/or the Canadian Securities Warranties, such pledge of the Share Consideration (but only to the extent of 120% of the face value of the relevant claim by RVI) shall be deemed to have been extended until the later of the expiration of such 12 month period and the date on which such claim is finally settled, by agreement amongst the Parties, or a judgment, against which no appeal can be taken, in respect of such claim has been delivered by a court of competent jurisdiction (on which date such pledge shall be released), provided that the balance, if any, of such pledge shall be released upon expiration of such initial 12 month period; provided that any cash proceeds from sales made in accordance with this 12.7 shall be held by the Escrow Agent in an interest bearing account for the benefit of the Vendors.

13.8

Notwithstanding anything to the contrary contained herein, no liability shall attach to any of the Vendors in respect of any breach (a “Breach”) of any indemnity (excluding for the purpose of clarity any indemnity to be given by NomineeCo pursuant to 9), representation, undertaking, obligation or warranty contained in this Agreement in relation to any established claim or loss sustained by RVI which is of an amount less than ZAR50 000. No liability shall attach to any of the Vendors in respect of any Breaches until the aggregate claims or losses sustained by RVI in respect of all Breaches hereunder is of an amount more than ZAR500 000.

13.9

Any claim made upon the Vendors in respect of any indemnities, representations, undertakings, obligations or warranties contained in this Agreement shall be wholly barred and unenforceable unless proceedings in respect thereof shall be issued and served within two years from the Closing Date and unless within seven years from the Signature Date either such proceedings shall have been settled or a judgment in respect of such proceedings against which no appeal can be taken has been obtained by RVI.

13.10

In the event of any material breach or non-fulfilment on or before the Closing Date of any of the indemnities, representations, warranties. obligations or undertakings given by the Vendors or in the event of any material matter or thing arising or becoming known or being notified to RVI which is inconsistent with any such indemnity, representation, warranty, obligation or undertaking or with any other provision of this Agreement and which would give rise to a material claim under any provision of this Agreement or in the event of the Vendors (or any of them) becoming unable or failing to do anything materially required to be done by the Vendors (or any of them) on or before the Closing Date, RVI shall not be bound to complete the Transaction and may by notice in writing to all other Parties terminate this Agreement without liability or obligation on its part and on the part of the Vendors in connection with this Agreement or from the subject matters contemplated herein other than pursuant to 16 or 20 and the provisions of the RVI Loan Agreement.

13.11	RVI gives to the Vendors the warranties set out in Schedule B hereto (the “RVI Warranties”), it being agreed that:

13.11.1	the RVI Warranties shall also be deemed to be representations and undertakings by RVI in favour of the Vendors;

13.11.2	each RVI Warranty shall prima facie be deemed to be a representation of fact inducing the Vendors to enter into this Agreement;

13.11.3	each RVI Warranty shall be presumed to be material unless the contrary is proved;

13.11.4

insofar as any of the RVI Warranties is promissory or relates to a future event, it shall be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

13.11.5	each RVI Warranty shall be a separate warranty and in no way limited or restricted by reference to or inference from the terms of any other RVI Warranty.

13.12	The Vendors are entering into this Agreement relying upon the RVI Warranties.

13.13	Unless otherwise stated or otherwise required by the context, the RVI Warranties shall apply as at the Signature Date and the Closing Date and during the period between those dates.

13.14	RVI indemnifies each of the Vendors with respect to breach of the RVI Warranties.

13.15

The liability of RVI in respect of all claims made in respect of any indemnities, representations, obligations, undertakings or warranties contained in this Agreement shall not exceed, in the aggregate, the value of the DRC Portion and the SA Portion, and such liability shall save for RVI’s liability to issue the Share Consideration endure for a period of 2 years from the Closing Date.

13.16

Save for any claim made upon RVI as a result of its failure to issue the Share Consideration, any claim made upon RVI in respect of any indemnities, representations, undertakings, obligations or warranties contained in this Agreement shall be wholly barred and unenforceable unless proceedings in respect thereof shall be issued and served within 2 years from the Closing Date and unless within 7 years from the Signature Date either such proceedings shall have been settled or a judgment in respect of such proceedings against which no appeal can be taken has been obtained by the relevant Vendors.

13.17

In the event of any material breach or non-fulfilment on or before the Closing Date of any of the indemnities, representations, warranties, obligations or undertakings given by RVI or in the event of any material matter or thing arising or becoming known or being notified to the Vendors which is inconsistent with any such indemnity, representation, warranty, obligation or undertaking or with any other provision of this Agreement and which would give rise to a material claim under any provision of this Agreement or in the event of RVI becoming unable or failing to do anything materially required to be done by RVI on or before the Closing Date, the Vendors shall not be bound to complete the Transaction and may by notice in writing to all other Parties terminate this Agreement without liability or obligation on their part and on the part of RVI in connection with this Agreement or from the subject matters contemplated herein other than pursuant to 10, 12, 16 or 20 and the provisions of the RVI Loan Agreement.

14.	PRE-EMPTIVE RIGHT

14.1

The Vendors (acting severally), HDI, Jester and NomineeCo (and the Vendors shall cause NomineeCo to be so bound) hereby undertake in favour of RVI to offer to RVI any and all new opportunities becoming available to NomineeCo, any Vendor, HDI or Jester in the area of diamond exploration or mining in any location in Africa, for so long as Durnpike is conducting business activities or holds any interest (whether direct or indirect) in any assets in the DRC.

14.2

If RVI has delivered a Midamines Transfer Notice, the pre-emptive right referred to in 13.1 shall be restricted to the RSA, it being the intention of the Parties that all corporate opportunities becoming available to NomineeCo (and the Vendors shall procure that NomineeCo shall be so bound), any of the

Vendors, HDI or Jester be made available to RVI and only undertaken separately if declined by RVI in writing and then only upon terms and conditions substantially similar to those offered to RVI.

15.	RVI ANCILLARY FUNDING

RVI shall use its reasonable commercial efforts to complete an equity financing (in addition to the equity financing referred to in 4.1.4) for aggregate proceeds of at least US$12,000,000 within 9 months of the Closing Date.

16.	CONFIDENTIALITY

16.1

Each of the Parties, in relation to information received in connection with the negotiation and completion of the Transaction, agree to keep any non-public confidential information received pursuant hereto and not described in 16.1.2 or 16.1.3 below (collectively, the “Confidential Information”) confidential and not release or disclose such information to any person other than their representatives who need to receive the information in connection with the negotiation and completion of the Transaction, provided that this 16 will not restrict any Party from making disclosure of any information:

16.1.1

to the extent required by applicable laws, regulatory requirements (including stock exchange requirements) or pursuant to an order of any court of competent jurisdiction or oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process (collectively, “Applicable Law”);

16.1.2	that is or becomes generally available to the public, other than as a result of a breach by such Party of this provision; or

16.1.3	was or becomes available to such Party on a non-confidential basis from a source other than the other Party or Parties hereto.

16.2

If any Party is required by Applicable Law to disclose any Confidential Information, such Party shall, subject to its obligations to comply with Applicable Law, provide the other Party with prompt notice thereof so that such other Party may seek an appropriate protective order.

16.3	In the event the Conditions are not satisfied on or before the Final Date:

16.3.1

at the written request of the Vendors, any Confidential Information provided to RVI in written form shall be promptly returned by RVI and any documents or records containing or derived from Confidential Information and prepared by RVI or its representatives shall be promptly destroyed or erased; and

16.3.2

at the written request of RVI, any Confidential Information provided to the Vendors in written form shall be promptly returned by the Vendors and any documents or records containing or derived from Confidential Information and prepared by the Vendors or their representatives shall be promptly destroyed or erased.

16.4

RVI agrees that it shall not (and shall procure that its directors, advisers and affiliates shall not) until the 540th day following the Signature Date, transact in any manner in relation to the subject matter of this Agreement with any of the parties referred to in the Midamines Contract other than in conjunction with Durnpike and the Vendors as contemplated herein.

17.	BREACH

Should any of the Vendors on the one hand or RVI on the other hand ("the Defaulting Party") commit a breach of any of the provisions hereof, then the other of them ("the Aggrieved Party") shall, if it wishes to enforce its rights hereunder, be obliged to give the Defaulting Party 14 days written notice to remedy the breach. If the Defaulting Party fails to comply with such notice, the Aggrieved Party shall be entitled to cancel this Agreement against the Defaulting Party or to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the Aggrieved Party may have at law.

18.	DOMICILIUM

18.1	The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this agreement as follows:

Brenner:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

Blau:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

Lipschitz:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

BristowM:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

BristowJ:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

Johnston:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

Malan:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

Epstein:	c/o Nucleus Corporate Advisers (Pty) Ltd
1st floor
25 Rudd Road
Illovo, Johannesburg, RSA

RVI:	1500 Royal Centre
1055 West Georgia Street
Vancouver
British Columbia, V6E 4N7

HDI:	1500 Royal Centre
1055 West Georgia Street
Vancouver
British Columbia, V6E 4N7

Jester:	c/o Mr J Kesler
76 Fontenay
4 Sommerville Avenue
Melrose Estate
RSA

18.2

Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the RSA, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

18.3	Subject to 22, all notices, demands, communications or payments intended for any Party shall be made or given at such Party's domicilium for the time being.

18.4	A notice sent by one Party to another Party shall be deemed to be received:

18.4.1	on the same day, if delivered by hand;

18.4.2	on the same day of transmission if sent by telefax and if sent by telefax with receipt received confirming completion of transmission;

18.4.3	on the seventh day after posting, if sent by prepaid registered mail.

18.5

Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

19.	ARBITRATION

19.1	Any dispute between any of the Parties in regard to:

19.1.1	the interpretation of;

19.1.2	the effect of;

19.1.3	the Parties' respective rights and obligations under;

19.1.4	a breach of;

19.1.5	any matter arising out of;

this Agreement shall be decided by arbitration in the manner set out in this 19.

19.2	The said arbitration shall be held subject to the provisions of this clause:

19.2.1	at Sandton, RSA;

19.2.2	informally;

19.2.3	otherwise in accordance with the provisions of the Arbitration Act No. 42 of 1965, as amended;

it being the intention that if possible it shall be held and concluded within 21 Business Days after it has been demanded.

19.3	The arbitrator shall be if the question in issue is:

19.3.1	primarily an accounting matter an independent chartered accountant agreed upon between the Parties;

19.3.2	primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

19.3.3	any other matter an independent person agreed upon between the Parties.

19.4

If the Parties cannot agree upon a particular arbitrator in terms of 19.3 above within 7 Business Days after the arbitration has been demanded, the nomination in terms of 19.3.1, 19.3.2, 19.3.3, as the case may be, shall be made by the President of the Law Society of the Northern Provinces (or its successor in title) within 7 days after the Parties have so failed to agree.

19.5	The Parties irrevocably agree that the decision in these arbitration proceedings:

19.5.1	shall be final and binding on them,

19.5.2	shall be carried into effect,

19.5.3	may be made an order of any Court of competent jurisdiction.

20.	COSTS

20.1	Each Party will pay the costs and expenses incurred by it in connection with the negotiation of, entering into and completion of this Agreement and the

Transaction and, in the case of RVI, in connection with any due diligence investigations.

20.2

In the event of any failure to execute this Agreement in respect of the Transaction contemplated herein, as anticipated herein, for any reason whatsoever, each Party agrees that all costs incurred by them in connection with the Transaction will, save as is specifically otherwise provided herein, be for their own account and each Party agrees that neither will seek legal redress from the other for such costs incurred.

20.3	RVI shall pay the transfer duty payable in connection with the transfer of the Durnpike Shares.

21.	PUBLIC DISCLOSURE

21.1

The Vendors agree that RVI may make public disclosure regarding this Agreement and the Transaction contemplated herein, and may make such additional public disclosure regarding the Transaction as may be required or determined by the Exchange in connection with their approval of the Transaction as contemplated above.

21.2

Subject to the obligation of RVI to comply with any applicable law, the timing and wording of any press releases and other public disclosure of or relating to this Agreement and the Transaction contemplated herein will be subject to the prior written approval of the Vendors, such approval not to be unreasonably withheld.

22.	REPRESENTATIVES OF THE VENDORS

Subject to 24.6, the Vendors hereby irrevocably authorise and instruct BristowM and BristowJ, acting collectively, to be their representatives in respect of the execution of all documents, the doing of all such things and the taking of all such steps required herein, including the receipt of all notices addressed to the Vendors or NomineeCo hereunder and the delivery of notices on their and NomineeCo’s behalf. Save as otherwise specifically provided herein, this authority constitutes the grant of a specific power of attorney by each of the Vendors and NomineeCo to BristowM and BristowJ, and each of the Vendors hereby indemnifies and will procure that NomineeCo indemnifies and holds BristowM and BristowJ harmless from any claims arising from any act or omission, save such acts and/or omissions constituting gross negligence and/or wilful misconduct on their part.

23.	UNDERTAKING

RVI shall procure that Bristow M be appointed to the board of RVI within 30 days of the Signature Date, subject to Bristow M complying with the statutory, regulatory and Exchange requirements applicable to such appointment.

24.	GENERAL

24.1

Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties with respect thereto, including, without limitation, the HOA. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

24.2

Assignment. This Agreement and the rights hereunder are not transferable or assignable by any Party without the prior written consent of the other Parties hereto except that RVI may assign all or any part of its rights and obligations under this Agreement to one of its subsidiaries or affiliates provided that RVI shall remain liable to the Vendors as guarantor for all obligations so imposed on such subsidiary or affiliate.

24.3	Governing Law. This Agreement is conclusively deemed to be made under, and for all purposes, to be governed by and construed in accordance with, the laws of the RSA.

24.4

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

24.5

Facsimiles. Delivery of an executed signature page to this Agreement by either Party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

24.6	Amendments. No purported variation or amendment of this Agreement shall be of any force or effect unless reduced to writing and signed by each of the Parties.

24.7	Overdue Interest.

24.7.1	Any amount falling due for payment by any Party to any other:

24.7.1.1	in terms of or pursuant to this Agreement, shall bear interest at Prime calculated from the due date for payment thereof;

24.7.1.2	by way of damages, shall bear interest at Prime calculated from the date upon which those damages are sustained.

24.7.2	Damages for the breach of any warranty or representation as to a stipulated state of affairs as at any date shall be deemed to have been sustained on the date to which such stipulation relates.

THUS DONE and SIGNED at Illovo on this the 15th day of November 2006.

/s/ "signed"
_____________________________________
for JEFFREY BRIAN BRENNER per attached copy of power of attorney

THUS DONE and SIGNED at Illovo on this the 15th day of November 2006.

/s/ "signed"
_____________________________________
for ROBERT PINKAS BLAU per attached copy of power of attorney

THUS DONE and SIGNED at Illovo on this the 15th day of November 2006.

/s/ "signed"
_____________________________________
for LARRY LIPSCHITZ per attached copy of power of attorney

THUS DONE and SIGNED at Illovo on this the 15th day of November 2006.

/s/ "signed"
_____________________________________
for DENNIS MARK BRISTOW per attached copy of power of attorney

THUS DONE and SIGNED at Johannesburg on this the 15 day of November 2006.

/s/ John Bristow
_____________________________________
JOHN BRISTOW

THUS DONE and SIGNED at Illovo on this the15th day of November 2006.

/s/ "signed"
_____________________________________
for LESLIE JOHNSTON per attached copy of power of attorney

THUS DONE and SIGNED at Illovo on this the 15th day of November 2006.

/s/ Gabriel Rousseau Malan
_____________________________________
GABRIEL ROUSSEAU MALAN

THUS DONE and SIGNED at Illovo on this the 16th day of November 2006.

/s/ Ira Sasha Epstein
_____________________________________
IRA SASHA EPSTEIN

THUS DONE and SIGNED at Johannesburg on this the 15th day of November 2006.

For and on behalf of
ROCKWELL VENTURES INC.

by /s/ "signed"

who warrants his authority hereto

We, by our signature hereto, hereby agree to comply with the undertakings imposed on us in terms of clauses 10.4 and 12.1.6 hereof

THUS DONE and SIGNED at Johannesburg on this the 15 day of November 2006.

For and on behalf of

DURNPIKE INVESTMENTS (PROPRIETARY)
LIMITED

by /s/ "signed"

who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 15 day of November 2006.

For and on behalf of
HUNTER DICKINSON INC.

by /s/ "signed"

who warrants his authority hereto

THUS DONE and SIGNED at Rosebank, Johannesburg on this the 15 day of November 2006.

For and on behalf of
THE JESTER INVESTMENT TRUST

by /s/ "signed"

who warrants his authority hereto

SCHEDULE A

VENDOR WARRANTIES

1.

The following Vendor Warranties are given by each of the Vendors (jointly and severally) on the basis set forth in clause 13 of the Agreement to which this Schedule A is annexed (“the Agreement”). These Vendor Warranties shall apply unless qualified or otherwise amended by disclosure (in the Agreement and/or the disclosure schedule annexed hereto) by the Vendors prior to the Signature Date.

2.	The terms used herein shall have the meanings ascribed to them in the Agreement, save as otherwise provided in this Schedule or as otherwise appear from the context.

3.

The terms set out below shall have the meaning ascribed to them herein, save as otherwise appear from the context:

“the Act” means the South African Companies Act, 1973 (Act 61 of 1973), as amended from time to time;

“the Charter” means the charter on broad-based economic empowerment of historically disadvantaged South Africans in respect of the mining and mining-related industries in the RSA published in terms of Section 100 of the MPRD Act;

“the Durnpike Shares” means 2 000 shares of ZAR1 each, fully paid up, in the issued share capital of Durnpike, comprising 100% of the total issued share capital of Durnpike;

“the Financial Statements” means the audited consolidated financial statements of Durnpike for the period ending 28 February 2006;

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“the Minerals Act” means the South African Minerals Act, No. 50 of 1991, as amended;

“the Mining Code” means the DRC Law No. 007/2002, as amended;

“the Mining Laws” means collectively the Minerals Act, the MPRD Act and the Charter and any other applicable legislation or governmental enactment regulating the rights of persons to explore, prospect and/or mine for Minerals in the RSA; the Mining Code, and any other applicable legislation or governmental enactment regulating the rights of persons to explore, prospect and/or mine for Minerals in the DRC;

“the MPRD Act” means the South African Mineral and Petroleum Resources Act, No 28 of 2002, as amended.

4.	On the Closing Date:

4.1	Durnpike will be duly incorporated as a private company with limited liability according to the laws of RSA;

4.2	no steps will have been taken and the Vendors are not aware of any steps pending or threatened against Durnpike in terms of Section 73 of the Act;

4.3	the authorised share capital of Durnpike will be ZAR2 000, divided into 2 000 ordinary shares of ZAR1 each;

4.4	the issued share capital of Durnpike will be ZAR2 000, divided into 2 000 ordinary shares of ZAR1 each, fully paid up;

4.5

the Vendors will be able and entitled validly and effectively to deliver and transfer the Durnpike Shares and the Durnpike Claims to RVI or its designated affiliate or subsidiary and the Durnpike Shares and Durnpike Claims will be

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acquired by RVI or its designated affiliate or subsidiary free from any lien, charge or encumbrance.

5.	On the Signature Date and Closing Date:

5.1

Durnpike is not and will not be under any obligation (whether contingently upon the exercise of any right or otherwise), and no resolution will have been passed requiring Durnpike, to increase or reduce its authorised or issued share capital or to vary any of the rights attaching to the Durnpike Shares or to buy back any of the Durnpike Shares;

5.2	no person has or will have any right (including any option or right of first refusal or pre-emption) to acquire any of the Durnpike Shares, present or future, other than:

5.2.1	pursuant to clause 14 of the Midamines Contract (which, for greater certainty, is not, and will not be, triggered by the transactions contemplated by the Agreement);

5.2.2	following the Signature Date, the right of RVI pursuant to the Agreement;

5.2.3	any transfers of Durnpike Shares prior to the Closing Date in accordance with agreements between the Vendors;

5.3

Durnpike is not and will not be obliged nor has any resolution been passed to alter any of the rights attaching to any of the Durnpike Shares or to alter its memorandum and articles of association or to create or issue any debentures;

5.4	no person has or will have any right to obtain an order for the rectification of the register of members of Durnpike which is and on the Closing Date, will be true and correct in all respects;

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5.5

all the books and records of Durnpike have and will have been properly maintained according to law, are and will be correct and will be capable of being written up within a reasonable time so as to record all the transactions of Durnpike;

5.6	all of the Durnpike Shares are and will be of one class and rank pari passu with each other;

5.7	the minute books of Durnpike contain and will contain all resolutions passed by its directors and members;

5.8

Durnpike has and will have all such licences, consents, permits and approvals and all other authorities prescribed by law for the lawful conduct of its business in the manner in which it is presently conducted;

5.9	no person has or will have any right (including any option or right of first refusal or pre-emption) to purchase any of the assets of Durnpike, other than in the ordinary course of business;

5.10	Durnpike is not and will not be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnitor, for the liabilities of any third party;

5.11

no employee or director or former employee or director of Durnpike is or will be entitled to receive from Durnpike any leave privilege, accumulated leave, payment in lieu of leave, any pension or the like (of any exceptional nature);

5.12	save as otherwise agreed by RVI, Durnpike is not and will not be liable for payment of any fees or remuneration as director after the Closing Date to any of its directors;

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5.13

Durnpike is not and will not be party to any agreement which is unusual or of long term or which does or may involve obligations other than those arising in the ordinary course of business or which may not be cancelled on one month’s notice, other than:

5.13.1	the Midamines Contract;

5.13.2	the Van Wyk Contract;

5.13.3	the RVI Loan Agreement; and

5.13.4	the Service Agreement between H C van Wyk, HCVW and Durnpike dated 14 June 2006;

5.14

the Midamines Contract and the Van Wyk Contract constitute the sole and entire agreement between the parties thereto pertaining to the subject matter thereof and there are no other agreements, arrangements, understandings, undertakings, negotiations or discussions of any nature, whether oral or written, between the parties thereto with respect to the subject matter thereof;

5.15	Durnpike is not and will not be under any obligation to pay any royalties or licence fees to any person, other than:

5.15.1	pursuant to clause 13.4 of the Midamines Contract;

5.15.2	indirectly under the HCVW Mineral Lease;

5.15.3	indirectly under the Klipdam Mineral Lease; and

5.15.4	to the extent that such royalty is not terminated in accordance with the Galputs Contract, a royalty of 1% of diamond sales from the Galputs Operation in favour of Galputs Minerale.

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5.16	Durnpike is not and will not be party to any agreement:

5.16.1	for the purchase of shares in any other company; or

5.16.2	for the purchase of any assets which was entered into other than in the ordinary, normal and regular course of business; or

5.16.3	which is terminable on more than one month’s notice;

5.17	none of Durnpike’s employees will be members of any pension funds or provident funds as at the Closing Date;

5.18

Durnpike has and will have complied with the provisions of the Income Tax Act, 1962 (Act 58 of 1962) (as amended), (“the Income Tax Act”) and all proper tax returns (including PAYE and SITE returns) required to be returned will have been made by it in respect of all periods from the date of its incorporation to the Closing Date and all provisional tax has been paid as at the due date thereof in compliance with the provisions of the Income Tax Act. Durnpike will not be liable for any taxation in respect of any assessment including any estimated, revised or additional assessment arising from any transaction, matter, thing, act or omission which took place prior to the Closing Date and for which provision is not made in the Financial Statements;

5.19	subject to the provision raised in the Financial Statements, all assessments for taxation which have been raised will have been paid in full or adequate provision for payment thereof has been made;

5.20

Durnpike has and will have complied with the provisions of the Value Added Tax Act, 1991 (Act 89 of 1991) (as amended) (“the VAT Act”) as well as the Regional Services Councils Act, 1985 (Act 109 of 1985) (as amended) and all regulations made thereunder (“the Regional Services Act”) and any other

7

applicable tax laws, whether in RSA or otherwise, the Unemployment Insurance Contributions Act, 2002 (Act 4 of 2002) (as amended) (the “UIF Act”), the Skills Development Levies Act, 1999 (Act 9 of 1999) (as amended) (the “SDL Act”) (collectively, the “Tax Laws”), and all returns and declarations required to be furnished will have been furnished by them in respect of all periods from the date of commencement of any Tax Laws to the Closing Date and all estimates and assessments of tax and levies have been paid as at the due date thereof in compliance with the provisions of the Tax Laws;

5.21	the assets of Durnpike are not and will not be subject to any:

5.21.1	hire-purchase agreement; or

5.21.2

credit agreement, instalment sale transaction, leasing transaction or credit transaction as contemplated in the National Credit Act, (Act 34 of 2005) (as amended) and/or the Usury Act, 1968 (Act 73 of 1968) (as amended); or

5.21.3	credit agreement, instalment, hire-purchase or suspensive sale agreement, lease or any like agreement, whatever its form may be; or

5.21.4	pledge, mortgage, lien, notarial bond; or

5.21.5	other similar right in favour of any third person;

5.22	Durnpike is not, and will not be, the beneficial owner or registered user or licensee of any trade marks, designs, patents or other intellectual property;

5.23	no part of the business of Durnpike is or will be carried on subject to the agreement or consent of a third party;

8

5.24

Durnpike is not and will not be in breach of any of the provisions of any law relating to the conduct of its business and activities including, but not limited to the Mining Laws and the South African Exchange Control regulations;

5.25

Durnpike is not and will not be in breach of any obligations undertaken by it under any contracts to which it is a party (including but not limited to the Midamines Contract, the Galputs Contract, the Van Wyk Contract and the RVI Loan Agreement) and Durnpike is and will be entitled to all benefits and rights under and in terms of such contracts, all of which:

5.25.1	are and will be legally binding and enforceable;

5.25.2	are and will be in good standing;

5.25.3	are and will be unconditional in accordance with their terms;

5.25.4	have not been and will not be amended, waived, assigned or breached by Durnpike or, to the best of the Vendors’ knowledge, the counter-party or counter-parties thereto;

and, to the best of the Vendors’ knowledge, the Vendors are not aware of any reason which might preclude Durnpike from fulfilling any obligations still to be fulfilled by Durnpike in terms of such contracts;

5.26

other than pursuant to the Agreement, Durnpike is not and will not be bound by any agreements in restraint of trade in terms of which it is restricted from carrying on any activity in any part of the world; and

5.27	Durnpike shall have complied with all of its obligations arising in terms of the Competition Act, 1998 (Act No. 89 of 1998) (“the Competition Act”), including

9

but not limited to all obligations arising in terms of Section 13 and Schedule 3 of the Competition Act.

6.	The Financial Statements:

6.1

have been prepared in accordance with generally accepted accounting practice and principles and on the same basis as the audited financial statements for the financial period ended 28 February 2006 except as otherwise stated in the notes to such statements;

6.2	fairly present the state of affairs and business of Durnpike at and for the period ended 28 February 2006 and the profit and loss of Durnpike for that financial period;

6.3	contain no material qualification;

6.4	value all fixed assets on the basis of past practice;

6.5	depreciate fixed assets on the same basis as in the past; and

6.6

will make full provision for all unpaid pay, bonuses, long leave pay and the like, whether current or accrued as well as medical contributions, in respect of employees, former employees and their dependants.

7.

The Financial Statements present fairly, in all material respects, the financial position of Durnpike as at the date thereof and, subject to the proviso contained in 32.8 below, there has been no material adverse change in the financial position of Durnpike between the date of the Financial Statements and the Signature Date or Closing Date (save for expenditures or liabilities incurred in the ordinary course of business);

10

8.

Durnpike has no, and as at the Closing Date will have no, material liabilities, whether actual or contingent, save for those disclosed in the Financial Statements and those incurred between the date of the Financial Statements and the Closing Date in the ordinary course of conduct of Durnpike’s business;

9.

No bonus or capitalisation shares or bonus debentures have been issued by Durnpike at any time, nor has Durnpike at any time distributed any of its assets (other than by way of dividend) among any of its shareholders or incurred the obligation to do so.

10.	There have been no reductions in the issued share capital of Durnpike at any time.

11.	Durnpike has not bought back or committed itself to buy back any of its shares in terms of Section 85 of the Act at any time.

12.

There are no notices, suits, proceedings or investigations pending against Durnpike by any tax authority relating to any claim for any additional tax or assessment or any matters under discussion with any tax authority relating to any claim for any tax or assessment nor is there any pending tax objection or appeal.

13.

Durnpike is not and will not be party to any agreement with the Commissioner for Inland Revenue bearing upon or relating to the manner or circumstances in which tax will or might be levied on Durnpike.

14.	Durnpike has at no time had any subsidiary companies.

15.

Durnpike has not acquired from any other company under any scheme of arrangement or reconstruction of Durnpike or its affairs (which has been or will be sanctioned by any Order of Court on or after 1 April 1971) any asset which was trading stock of that other company, for no consideration measurable in terms of

11

money or for a consideration the money value of which was less than the market value of such asset on the date of such acquisition.

16.	On the Closing Date:

16.1	Durnpike will have no employees; and

16.2	all obligations to former employees shall have been fully and completely discharged.

17.	Durnpike does not have any contract with any director, employee or former employee:

17.1	which requires more than one month’s notice of termination by either party;

17.2	in terms of which any employee or director is entitled to participate in or to a commission on Durnpike’s profits and dividends;

17.3	for the payment of any pensions or annuities.

18.

Durnpike has complied with and has not, within the past 12 months, been subject to any order or been a party to an application under any South African legislation relating to labour relations or health and safety, including the Labour Relations Act, 1995, the Basic Conditions of Employment Act, 1997, the Employment Equity Act, 1997, the Occupational Health and Safety Act, 1993, the Mine Health and Safety Act, 1996 or the Compensation for Occupational Injuries and Diseases Act, 1993. Durnpike has not been a party to any application for the establishment of a conciliation board in terms of the Labour Relations Act, 1995, or any application to any industrial council having jurisdiction in respect of or any part of the business of Durnpike regarding the terms and conditions of employment of any former employees of Durnpike, or any alleged unfair labour practice affecting any such

12

former employees, nor are the Vendors aware of any fact or circumstance which is likely to give rise to any such proceedings or applications and further that if Durnpike has been involved in any labour issues, as envisaged by this clause, there is no pending or outstanding proceedings and all the labour issues have been settled.

19.

Durnpike has paid or withheld and remitted all taxes or levies due in accordance with South African law in respect of payments to or on behalf of its former employees, including PAYE, UIF, SDL and RSC Levies.

20.	Durnpike is not under any obligation to pay any directors, officers or employees, whether past or present, any amounts as compensation for loss of office, or any pension, gratuity or annuity.

21.

There are no litigation, arbitration, criminal or expropriation proceedings pending or threatened against Durnpike or its assets or business or to which they might become a party, nor do the Vendors know or have any reasonable grounds to know of any basis for any such litigation, arbitration, criminal or expropriation proceedings.

22.	There is no application pending or threatened for the winding-up or judicial management (provisional or final) of Durnpike in terms of the Act.

23.

To the best of the Vendors’ knowledge, the Vendors are not aware of any information or documentation relating to Durnpike (including but not limited to information or documentation relating to any environmental or title issues) which would be material to a person intending to acquire the Durnpike Shares and the Durnpike Claims and which has not been disclosed in writing by the Vendors to RVI prior to the Signature Date.

24.	To the best of the Vendors’ knowledge, the Vendors have disclosed in writing to RVI all facts and circumstances (including but not limited to facts and circumstances

13

relating to any environmental or title issues) of which they are aware that are material to the Agreement and which would be material or would be reasonably likely to be material to a purchaser of the Durnpike Shares or Durnpike Claims.

25.

At the Closing Date, there shall be no unpaid liabilities of or claims against Durnpike, save for the Durnpike Claims, the Historical Galputs Liabilities, the Royalty Obligations, the Assumed Liabilities and liabilities or claims relating to the Interim Expenses for the period from July 1, 2006 until the Closing Date.

26.

Since the Signature Date and prior to the Closing Date no dividend or other distribution under Section 90 of the Act has been or will be declared or paid by Durnpike and Durnpike has not bought back or offered to buy back any of the Durnpike Shares.

27.	Since the Signature Date no debts due to Durnpike have been written off or treated or regarded as irrecoverable other than in the normal course of business.

28.	Durnpike has maintained a register of its assets in accordance with generally accepted accounting practice.

29.	Durnpike is not party to any agreement with the Commissioner for Inland Revenue of the nature referred to in section 24A of the Income Tax Act or any similar agreement under any other Tax Laws.

30.

The Vendors have disclosed in writing to RVI all queries addressed to Durnpike or any of its representatives by any tax official and the replies thereto, as well as full details of any tax objections lodged by Durnpike and which have not been fully disposed of.

31.	All book debts of Durnpike as at the Effective Date (excluding, for the sake of clarity, the Loan) will be fully recoverable within a period of 120 days from the Effective

14

Date. Amounts paid on account of book debts shall be appropriated to the debtor’s oldest debt.

32.	Between the Signature Date and the Closing Date:

32.1	Durnpike will have continued to carry on its business in the ordinary and regular course;

32.2	Durnpike will have continued to trade in accordance with the trading style at present adopted by it;

32.3	none of Durnpike’s assets will have been sold or otherwise disposed of except in the ordinary course of business;

32.4

Durnpike will not have varied the terms of remuneration payable to any of its directors nor will Durnpike agree to any compensation or other benefits payable on or in connection with the termination of office of any such persons;

32.5	Durnpike will not have entered into any transaction save in the ordinary and regular course of conduct of its business;

32.6	Durnpike will have applied accounting practices and principles consistent with those applied in the Financial Statements;

32.7

Durnpike’s assets will have continued to be in good order and condition and fully operational, apart from breakdowns in the ordinary course and apart from any loss, damage or destruction beyond the control of Durnpike, and are and will be properly and adequately insured for the benefit of Durnpike;

32.8

without derogating from the Vendors’ obligations to indemnify RVI in respect of any unpaid liabilities of or claims against Durnpike as at the Closing Date (save for the Durnpike Claims, Assumed Liabilities and any liabilities or claims

15

relating to the Interim Expenses for the period from July 1, 2006 until the Closing Date), there will have been no material adverse change in Durnpike’s financial position; provided that operational losses of no more than ZAR300 000 per month in the aggregate shall not constitute a material adverse change for the purposes of this clause;

32.9	no resolutions will have been passed by the members or directors of Durnpike, save for:

32.9.1	such resolutions as will have been necessary to give effect to the Agreement;

32.9.2	such resolutions as will have been approved by RVI in writing;

32.10	Subject to the proviso set forth in 32.8, Durnpike will not have done or omitted to do anything which will have:

32.10.1	materially prejudiced the continued goodwill of Durnpike; and/or

32.10.2	reduced the scope of Durnpike’s business; and/or

32.10.3	resulted in any business associate of Durnpike ceasing to transact business with Durnpike or to vary the terms upon which it transacts business with Durnpike.

33.

As of the Signature Date the Vendors have not, and as at the Closing Date the Vendors will not have, conducted any operations (including but not limited to exploration or mining activity), whether through Durnpike or otherwise, at or concerning the Kwango River Project, the Holpan/Klipdam Operation, the Farhom Operation or the Wouterspan Operation.

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34.

As of the Signature Date the temporary closure certificate issued in respect of the Galputs Operation by the DME is, and as at the Closing Date such certificate will be, in effect and as of the Signature Date the Vendors will have ceased all operations (including but not limited to exploration or mining activity), whether through Durnpike or otherwise, at or concerning the Galputs Operation, but excluding activities relating to the safe transport and secure storage of the Durnpike equipment being used at the Farm Pontplaas to a suitable location, as approved by RVI and the Vendors in writing.

SCHEDULE Al

DISCLOSURE SCHEDULE

1.

This schedule Al comprises the disclosure schedule to the agreement (”the Main Agreement”) entored into between Jeffrey Brenner, Robert Pinkas BIau, Larry Lipschitz, Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Venturcs Inc., Hunter Dickinson Inc. and The Jester Investment Trust in terms of which, inter alia, RVI is to acquire from the Vendors the Dumpike Shares and the Dumpike Claims for the Share Consideration.

2.	All words and expressions used herein shall, unless the eontext otherwise requires, have the same meanings as those defined in the Main Agreement.

3

References herein to clause numbers are references to clause numbers in Schedule A (Schedule A”) to the Main Agreement. Such references are used for convenience only and shall not alter the construction of this disclosure schedule or in any way limit the effect of any of the disclosures which are made to the Main Agreement or to Schedule A as a whole.

4.

All of the disclosures in this disclosure schedule shall be deemed to be disclosures against each of the representations, undertakings, warranties and indemnities contained in the Main Agreement and each of the representations, undertakings, warranties and indemnities contained in Schedule A, albeit that they may only be disclosed against one or more particular representation, undertaking, warranty and/or indemnity.

5.

The representations, undertakings, warranties and indemnities (collectively “the warranties”) contained in the Main Agreement and in Schedule A have been given by the Vendors subject to the disclosures contained herein, and the Vendors shall not be liable in respect of any breach of the said warranties insofar as same are qualified herein and/or, as regards the warranties relating to Midamines or the Midamines Contract, insofar as RVI has been made aware (prior to the Signature Date) of the circumstances giving rise to any such breach. No disclosure herein shall be taken as extending the scope of any of the representations, undertakings, warranties and/or indemnities.

6.	The following disclosures are made –

6.1	Ad 4.5, 5.2 and 5.9 of Schedule A

In terms of a shareholders agreement (“the Durnpike Shareholders Agreement”) the Vendors have granted each other pre-emptive rights over the Durnpike Shares and the Durnpike Claims, which rights of pre-emption the Vendors (by their signature to the Main Agreement) agree to waive in favour of RVI.

6.2	Ad 5.2 and 5.3 of Schedule A

Lipschitz, Bristow M and Bristow J may not, as at the Signature Date, have had the Durnpike Shares sold by them in terms of the Main Agreement registered in their names. The aforesaid shares shall, to the extent that same are not registered in their names as at the Signature Date, be registered in their names as soon as practically possible after the Signature Date.

6.3	Ad 5.8 of Schedule A

The Galputs Operation has to date hereof been conducted by Durnpike in terms of licenses and authorities held by Galputs Minerale, if any, and as such Durnpike has not itself had the necessary licenses, consents, permits, approvals and/or authorities prescribed for the lawful conduct of the Galputs Operation.

6.4	Ad 5.10 of Schedule A

This warranty may be incorrect to the extent of any liability imposed by law on Durnpike in respect of its operations. Moreover Durnpike has, in terms of theGalputs Contract, assumed certain liabilities in respect of the Galputs Operation, which Galputs Minerale would but for such assumption be liable to discharge.

6.5	Ad 5.11 of Schedule A

This warranty is given subject to those matters which have arisen in the ordinary course of business;

6.6	Ad 5.13 of Schedule A

Other agreements of the nature referred to in this warranty to which Durnpike is a party include –

the Galputs Contract;

the agreement between Durnpike and Galputs Minerale governing the Loan; and

the Main Agreement;

6.1	Ad 5.15 of Schedule A

Royalties and/or license fees are also payable to –

governmental authorities in the RSA and the DRC; and

the owner of Galputs;

6.1	Ad 5.16 of Schedule A

Durnpike is a party to the Van Wyk Contracts which relate to the purchase of shares;

Durnpike is a party to finance agreements with Nedbank in respect of assets used by Durnpike in the conduct of its operations;

All the contracts to which Durnpike is a party are not terminable on less than one month’s notice;

6.2	Ad 5.21 of Schedule A

Durnpike is a party to finance agreements with Nedbank in respect of assets used by Durnpike in the conduct of its oerations;

6.3	Ad 5.23 of Schedule A

The business activities of Durnpike are carried with the agreement or consent of various third parties in that –

the Galputs Operation requires the approval of Galputs Minerale, the owner of Galputs and the relevant governmental authorities in the RSA;

the operations conducted in terms of the Midamines Contract require the approval of Midamines and the relevant authorities in DRC;

6.1	Ad 5.25 of Schedule A

Durnpike will be unable to pay the royalties/fees due by it (and which become due by it) in terms of the Midamines Contract unless it is able to raise the necessary funds to do so;

The Midamines Contract is not as at the Signature Date unconditional;

The Midamines Contract has, as at the Signature Date, been amended four times in terms of written amending agreements copies of which have been made available to RVI;

6.2	Ad 6.6 of Schedule A

Durnpike has not made any provision in the Financial Statcments for unpaid leave, bonuses, long leave pay, medical contributions and the like as envisaged in 6.6. of Schedule A;

6.3	Ad 8 of Schedule A

Durnpike may have the liability to rehabilitate certain properties including without limitation Galputs and Pontplaas;

Durnpike has material liabilities in terms of the Van Wyk Contracts and in terms of and as contemplated in the Main Agreement;

6.4	Ad 17.1 of Schedule A

Durnpike may be precluded in terms of the labour legislation applicable in the RSA of giving its employees one months notice of termination of their employment;

6.5	Ad 23 of Schedule A

In relation to this warranty it is recorded that Durnpike has disclosed the environmental management programme in respect of PTN of PTN2 of Galputs;

6.6	Ad 24 of Schedule A

The Environmental and Rehabilitation Management Programme has not been signed;

6.7	Ad 32 of Schedule A

Durnpike is suffering operational losses of no more than R300 000 per month in the aggregate;

6.8	Ad 32.9 of Schedule A

Resolutions have been passed or will be passed by Durnpike –

accepting the resignations of Blau and Johnston as directors;

approving the transactions recorded in and referred to in the Main Agreement.

SCHEDULE B

RVI WARRANTIES

1.

The following RVI Warranties are given by RVI on the basis set forth in clause 13 of the Agreement to which this Schedule B is annexed (“the Agreement”). These RVI Warranties shall apply unless qualified or otherwise amended by disclosure (in the disclosure schedule annexed hereto) by RVI prior to the Signature Date.

2.	The terms used herein shall have the meanings ascribed to them in the Agreement, save as otherwise provided in this Schedule or as otherwise appear from the context.

3.	On the Signature Date and the Closing Date:

3.1

RVI is and will be a duly incorporated and valid and subsisting corporation under the laws of British Columbia, is and will be in good standing with the corporate governmental authorities of such jurisdiction with respect to the filing of annual returns and such other filings as are necessary to maintain the corporate existence, and is and will have full corporate power and authority to own, lease and operate its property and assets, to conduct its business as such business is now being conducted and as currently proposed to be conducted and to enter into the Agreement and to perform its obligations thereunder.

3.2

The Agreement has been duly and validly authorized, executed and delivered by RVI and constitutes a valid and binding obligation of RVI enforceable against it in accordance with its terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and all

2

appropriate corporate and other acts, conditions and things required to be done and performed and to have happened prior to the execution and delivery of the Agreement in order to make all of the obligations expressed to be incurred by RVI legal, valid, binding and enforceable in accordance with the terms of the Agreement, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, have been done and performed in due and strict compliance with all applicable laws and regulations and the corporate constating documents of RVI prior to the execution and delivery thereof.

3.3	RVI has full power, capacity and authority to execute and deliver the Agreement and to comply with the provisions thereof and to duly perform and observe all of its obligations thereunder.

3.4

The Share Consideration, when issued and delivered to the Vendors, will be validly issued as fully paid and non-assessable Common Shares in the capital of RVI, ranking pari passu with the other Common Shares of RVI.

3.5	Application has been made to the Exchange for approval of the issuance of the Share Consideration and the listing of the Share Consideration.

3.6

There has not been any material change in the assets, liabilities or obligations (contingent or otherwise), business, operations or capital of RVI since 31 May 2006, except as has been publicly disclosed.

3.7

RVI is a “reporting issuer” in the Provinces of British Columbia, Alberta and Ontario, has been a reporting issuer in each such Province for the past 12 months, and is not in default of any material requirements of the applicable securities legislation in these jurisdictions and, as at the date hereof, RVI does

3

not have any material change reports filed with any Canadian securities regulators on a confidential basis.

3.8

No order ceasing or suspending trading in securities of RVI nor prohibiting the sale of such securities has been issued to and is outstanding against RVI or its directors, officers or promoters and, to the best of RVI’s knowledge, no investigations or proceedings for such purposes are pending or threatened.

3.9	Other than Jester, there is no person acting or purporting to act at the request or on behalf of RVI that is entitled to any brokerage or finder’s fee in connection with the Transaction.

3.10

There are no claims, actions, suits, judgments, or proceedings pending against or affecting RVI which will or may have a material adverse effect upon RVI and RVI is not aware of any reasonable ground for any such claims, actions, suits, judgments or proceedings.

3.11

RVI has good and marketable title to all movable property owned by it which is material, individually or in the aggregate, to RVI. Any real property held under lease by RVI, which is material, individually or in the aggregate, to RVI as the case may be, is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to RVI.

3.12

RVI, where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business.

3.13	As of 11 October 2006, there are 24 759 895 Common Shares issued and outstanding, all of which have been duly authorized and validly issued as fully

4

paid and non-assessable (and no others). As of the Signature Date and the Closing Date, there are no outstanding subscriptions, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which RVI is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of RVI, other than in connection with the bridge financing, interim financing or any private placement contemplated hereby and approved by the board of directors of RVI and those set out below:

Stock Options	466 251
Warrants	nil

$6 million convertible credit facility and $9.5 million convertible promissory notes announced on 7 July 2006

3.14

All consents, approvals, permits, authorizations or filings as may be required under Canadian securities laws and the rules of the Exchange necessary for the execution and delivery of and the performance by RVI of its obligations under this Agreement have been made or obtained on the Closing Date, other than the filing of the requisite distributions reports and related documents.

3.15

RVI has not been served with or otherwise received notice of any material legal or governmental proceedings and there are no legal or governmental proceedings pending to which RVI is a party or of which any property or asset of RVI is the subject which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, affairs, prospects, financial position, shareholders’ equity or results of operations of RVI, or which might reasonably be expected to materially and adversely affect the consummation by RVI of the transactions contemplated by this Agreement. To the best of

5

RVI’s knowledge, no such proceedings have been threatened (implicitly or otherwise) or contemplated against RVI by governmental or regulatory authorities or any other parties.

3.16

RVI holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on. Each of such permits, licenses and like authorizations is in good standing and RVI is not in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such permits, licenses or like authorizations in good standing, except where the failure to hold any such permit, license or authorization or default does not have a material adverse effect on the business, affairs, prospects, financial position, shareholders’ equity or results of operations of RVI.

3.17

RVI is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, nor is it not in compliance with any term or condition of, nor has it failed to obtain, any licence, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, non-compliance or failure to obtain would, individually or in the aggregate, have a material adverse effect on the business, affairs, prospects, financial position, shareholders’ equity or results of operations of RVI or which might reasonably be expected to materially and adversely affect the consummation by RVI of the transactions contemplated by this Agreement. All such licences, permits, franchises or other administrative or governmental authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in a materially adverse manner the operation of

6

the business of RVI, as now carried on or proposed to be carried on. RVI is not aware of any legislation, regulations or proposed legislative or regulatory changes which would materially and adversely affect the business, prospects or operations of RVI or the financial position, shareholders’ equity or results of operations of RVI.

3.18	There are no outstanding obligations for RVI to purchase or redeem any shares or other securities of RVI.

3.19

The financial statements of RVI for the fiscal year ended 31 May 2006 are true and correct in all material respects, and the quarterly financial statements of RVI issued thereafter (collectively, the “Financial Statements”) are true and correct in all material respects, present fairly the financial position and condition of RVI as at the dates indicated and the results of its operations for the periods specified, reflect all material liabilities (absolute, accrued, contingent or otherwise) of RVI as at the dates indicated and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis.

3.20

Each of the most recently filed Annual Information Form, quarterly and annual financial statements and other information filed in accordance with Canadian securities laws (the “Securities Law Reports”), were, on the dates of their respective filings, in compliance in all material respects with the requirements of their respective report forms and the Canadian securities laws and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE C

CANADIAN SECURITIES WARRANTIES

1.	The following Canadian Securities Warranties are given by each of the Vendors (severally) on the basis set forth in clause 13 of the Agreement to which this Schedule C is annexed (“the Agreement”).

2.	The terms used herein shall have the meanings ascribed to them in the Agreement, save as otherwise provided in this Schedule or as otherwise appear from the context.

3.	The terms set out below shall have the meaning ascribed to them herein, save as otherwise appear from the context:

“Closing” means the completion of the issue and sale by RVI and the purchase by the Vendor of the Common Shares pursuant to this Agreement;

“material” means material in relation to RVI;

“Personal Information” means any information about a person (whether an individual or otherwise) and includes information contained in this Agreement and the schedules incorporated by reference herein;

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Securities Legislation” means, the applicable securities legislation of the Selling Jurisdictions in which the Vendor resides and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy

2

statements and blanket orders and rulings of the Securities Regulators of the Selling Jurisdictions;

“Securities Regulators” means the securities commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires;

“Selling Jurisdictions” means the jurisdictions in which the Vendor is resident;

“United States” means the United States as that term is defined in Regulation S;

“U.S. Person” means a U.S. person as that term is defined in Regulation S;

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States;

4.	Acknowledgements and Agreements of the Vendor. The Vendor on its own behalf and if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

4.1

the sale and delivery of the Common Shares to the Vendor (or if applicable, to any person on whose behalf the Vendor is acting hereunder) is being made subject to the Vendors’ acknowledgement that such sale and delivery are exempt from the prospectus requirements under applicable Securities Legislation, and as a consequence of acquiring the Common Shares pursuant to such prospectus exemptions: (i) certain protections, rights and remedies provided by the Securities Legislation, including statutory rights of rescission or damages, will not be available to the Vendor; (ii) the Vendor may not receive information that might otherwise be required to be provided under such legislation; and (iii) RVI is relieved from certain obligations that would otherwise apply under such legislation;

3

4.2	no securities commission, agency, governmental authority, stock exchange or other regulatory body has reviewed or passed on the merits of the Common Shares;

4.3

there are risks associated with the purchase of the Common Shares and the Vendor is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder;

4.4

in accepting this Agreement, RVI is relying upon the representations and warranties and acknowledgements of the Vendor set out herein including, without limitation, in connection with determining the eligibility of the Vendor or (if applicable) the eligibility of others on whose behalf the Vendor is acting hereunder, to purchase the Common Shares under the applicable Securities Legislation, it being recorded that RVI is aware of restrictions imposed on the Vendors by SARB, as is set out in the Agreement and in respect of which the Vendors have represented they are in compliance with as at the Signature Date and will represent that they are in compliance with as at the Closing Date and the date of issuance of any Share Consideration. The Vendor hereby agrees to notify RVI immediately of any change in any representation, warranty, covenant or other information relating to the Vendor or the beneficial purchaser contained in this Agreement which takes place prior to Closing;

4.5

the Common Shares are subject to the terms, conditions and provisions of this Agreement (including the schedules hereto) and the constating documents of RVI, copies of which constating documents have been made available to the Vendor upon request;

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4.6

the Common Shares will be subject to resale restrictions under applicable Securities Legislation, the U.S. Securities Act and under the requirements of the Exchange and the Vendor covenants that it will comply with all such restrictions and requirements and acknowledges that it is solely responsible (and RVI is not in any way responsible) for such compliance;

4.7

the certificates evidencing the Common Shares will contain the following legend, as required by National Instrument 45-102 – Resale of Securities and the Vendor agrees to comply with the terms of such legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DAY THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.]”

4.8	the Vendor is not a U.S. Person or a person within the United States;

4.9	the Vendor consents to RVI making a notation on its records or giving instructions to RVI’s transfer agent and registrar to implement the restrictions on transfers set forth and described herein;

4.10	RVI may be required by law or otherwise to disclose to certain regulatory authorities the identity of the Vendor and of each beneficial purchaser of Common Shares for whom the Vendor is acting;

4.11

the Vendor (or, if applicable, others for whom it is acting hereunder) has not received or been provided with a prospectus, a registration statement, an offering memorandum, any document purporting to describe the business and affairs of RVI and prepared for review by prospective purchasers to assist in

5

making an investment in the Common Shares or similar document within the meaning of the Securities Legislation or U.S. Securities Act;

4.12

the purchase of the Common Shares by the Vendor has not been made through, as a result of or accompanied by any advertisement, including, without limitation, in printed media of general and regular paid circulation, radio, television, telecommunications including electronic display, the Internet or otherwise, or as a result of any general solicitation or general advertising, as those terms are used in Regulation D, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

4.13

the Common Shares have not been registered under the U.S. Securities Act and may not be sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that RVI has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Common Shares;

4.14

the Vendor acknowledges that this Agreement requires the Vendor to provide certain Personal Information to RVI. Such information is being collected by RVI for the purposes of completing the issuance of Common Shares to the Vendor, which includes, without limitation, determining the Vendor's eligibility to purchase the Vendor’s Common Shares under applicable Securities Legislation, preparing and registering certificates representing the Common Shares and completing filings required by the Securities Regulators, other securities regulatory authorities and/or the Exchange. The Vendor’s Personal Information may be disclosed by RVI to: (a) stock exchanges or securities regulatory authorities, (b) RVI’s registrar and transfer agent, and (c) any of the other parties involved in the issuance of Common Shares to the Vendor,

6

including legal counsel, and may be included in record books in connection with the of Common Shares to the Vendor. By executing this Agreement, the Vendor is deemed to be consenting to the foregoing collection, use and disclosure of the Vendor’s Personal Information. The Vendor also consents to the filing of copies or originals of this Agreement and all other documentation as may be required by applicable Securities Legislation as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

5.	Representations and Warranties of Vendor. The Vendor on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to RVI that:

5.1	neither the Vendor nor, if applicable, any beneficial person for whom it is acting, is a resident of Canada or the United States.

5.2

neither the Vendor nor any person for whom it is acting will knowingly offer, sell or otherwise dispose of the Common Shares in the United States or to a U.S. Person unless RVI has consented to such offer, sale or distribution and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities;

5.3

in the case of a subscription for the Common Shares by the Vendor acting as principal, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Vendor and is enforceable in accordance with its terms against the Vendor;

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5.4	if the Vendor is:

5.4.1	an individual, the Vendor is of the full age of majority and is legally competent to execute, deliver and be bound by this Agreement;

5.4.2

a corporation, it is duly incorporated and subsisting under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority and has taken all necessary corporate actions to execute, deliver and be bound by this Agreement and that it was not incorporated solely for the purpose of acquiring Common Shares hereunder; or

5.4.3

a partnership, syndicate or other form of unincorporated organization, the Vendor is duly formed and existing under the laws of its jurisdiction of formation, has the necessary legal capacity and authority and has taken all necessary actions to execute, deliver and be bound by this Agreement and that it was not formed solely for the purpose of acquiring Common Shares hereunder;

5.5

except to the extent contemplated in subparagraph 5.6, the Vendor is purchasing the Common Shares as principal (as defined in applicable Securities Legislation) for its own account, and not for the benefit of any other person;

5.6

in the case of the purchase by the Vendor of the Common Shares as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Common Shares for whom the Vendor is acting, is purchasing its Common Shares as principal for its own account, and not for the benefit of any other person and the Vendor has due and proper authority to act as agent or trustee for and on behalf of

8

that beneficial purchaser in connection with the transactions contemplated hereby;

5.7

the Common Shares are not being purchased by the Vendor as a result of any material information concerning RVI that has not been publicly disclosed and subject to 8 below the Vendor’s decision to enter into this Agreement and to acquire the Common Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of RVI or any other person and is based entirely upon currently available public information concerning RVI;

5.8

the Vendor, and any beneficial purchaser for whom it is acting hereunder, has the knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of that investment and is capable of making an informed investment decision;

5.9

if required by applicable Securities Legislation, policy or order of the Securities Regulators, the Exchange, the U.S. Securities Act or applicable state securities laws, the Vendor will execute, deliver and file or assist RVI in filing the reports, undertakings and other documents with respect to the issue of the Common Shares as may be required by any securities commission, the Exchange or other regulatory authority;

5.10	except as provided herein, no person has made to the Vendor any written or oral representation:

5.10.1	that any person will resell or repurchase any of the Common Shares;

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5.10.2	that any person will refund the purchase price of any of the Common Shares; or

5.10.3	as to the future price or value of the Common Shares;

5.11

neither the Vendor nor any party on whose behalf it is acting has been created or is being used primarily to permit the purchase of the Common Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable Securities Legislation;

5.12	upon acceptance by RVI, this Agreement will constitute a valid and legally binding contract of the Vendor enforceable against the Vendor in accordance with its terms.

6.

The Vendor acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by RVI and its legal counsel in determining the Vendor's eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder, to purchase the Common Shares under the Securities Legislation or other applicable laws. The Vendor further agrees that by accepting delivery of the Common Shares on the date of Closing, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the date of Closing with the same force and effect as if they had been made by the Vendor at the time of Closing and that they shall survive Closing for a period of twenty eight months.

7.

Vendor’s Exemption Status. The Vendor on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby further represents and warrants to RVI (which representations shall be true and correct on and shall survive Closing for a period of twenty eight months) and acknowledges that RVI is relying on such representations and warranties in connection with the Transaction and the

10

issuance of Common Shares to the Vendor that it is a resident in a jurisdiction (the “International Jurisdiction”) outside Canada and the United States and:

7.1

the Vendor is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction (which are defined in this Agreement to mean, in respect of each and every offer or sale of Common Shares, the securities legislation having application and the rules, policies, notices and orders issued by the securities regulatory authorities having jurisdiction over the Vendor and the issuance of Common Shares to the Vendor (other than the laws of Canada and the United States) which would apply to this subscription, if there are any);

7.2

the Vendor is purchasing the Common Shares pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such requirements are not applicable, the Vendor is permitted to purchase the Vendor’s Common Shares under the applicable securities laws of the International Jurisdiction without the need to rely on such exemptions;

7.3

the applicable securities laws of the International Jurisdiction do not require RVI to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction and the distribution of the Common Shares to the Vendor by RVI complies with all applicable securities laws of the International Jurisdiction;

7.4	the Common Shares are being acquired for investment only and not with a view to resale and distribution and are acquired by the Vendor as principal; and

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7.5

the purchase of the Common Shares by the Vendor does not trigger (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or (ii) any registration or other obligation on the part of RVI.

8.	Nothing contained in this Schedule C shall be construed as derogating from the warranties contained in Schedule B.

It is recorded for the purpose of clarity that Gabriel Rousseau Malan does not assume any liability other than that expressly imposed on him in terms of this Agreement, notwithstanding the attached powers of attorney, the original versions of which he undertakes to make available to all parties upon receipt thereof.

SPECIAL POWER OF ATTORNEY

I, the undersigned,

JEFFREY BRIAN BRENNER.

(identity number 690315 5005 08 4)

do hereby nominate, constitute and appoint –

GABRIEL ROUSSEAU MALAN (identity number 750920 5184 081) ("Gawie") to be my lawful attorney and agent in my name, place and stead, to sign and conclude on my behalf a comprehensive written agreement between Jeffrey Brian Brenner, Robert Pinkas Blau, Larry Lipschitz, Dennis Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Ventures Inc., Hunter Dickinson Inc. and the Jester Investment Trust, substantially on the terms of the draft agreement sent by Gawie to Elize van Biljon of Tabacks Inc., by e-mail on 27 October 2006.

Signed at TORONTO on 9 NOVEMBER. 2006

[signature]

SPECIAL POWER OF ATTORNEY

I, the undersigned,

Robert Pinkas Blau
(identity number 6902215069080)

do hereby nominate, constitute and appoint –

GABRIEL ROUSSEAU MALAN (identity number 750920 5184 081) ("Gawie") to be my lawful attorney and agent in my name, place and stead, to sign and conclude on my behalf a comprehensive written agreement between Jeffrey Brian Brenner, Robert Pinkas Blau, Larry Lipschitz, Dennis Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Ventures Inc., Hunter Dickinson Inc. and the Jester Investment Trust, substantially on the terms of the draft agreement sent by Gawie to Elize van Biljon of Tabacks Inc., by e-mail on 27 October 2006.

Signed at Sydney on Nine November 2006

____

SPECIAL POWER OF ATTORNEY

I, the undersigned,

Larry Lipschitz
(identity number 6105085030089.)

do hereby nominate, constitute and appoint –

GABRIEL ROUSSEAU MALAN (identity number 750920 5184 081) ("Gawie") to be my lawful attorney and agent in my name, place and stead, to sign and conclude on my behalf a comprehensive written agreement between Jeffrey Brian Brenner, Robert Pinkas Blau, Larry Lipschitz, Dennis Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Ventures Inc., Hunter Dickinson Inc. and the Jester Investment Trust, substantially on the terms of the draft agreement sent by Gawie to Elize van Biljon of Tabacks Inc., by e-mail on 27 October 2006.

Signed at Sandton on 9/ November 2006

[signature]
____

SPECIAL POWER OF ATTORNEY

I, the undersigned,

DENNIS MARK BRISTOW
(identity number 5901075007082)

do hereby nominate, constitute and appoint –

GABRIEL ROUSSEAU MALAN (identity number 750920 5184 081) ("Gawie") to be my lawful attorney and agent in my name, place and stead, to sign and conclude on my behalf a comprehensive written agreement between Jeffrey Brian Brenner, Robert Pinkas Blau, Larry Lipschitz, Dennis Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Ventures Inc., Hunter Dickinson Inc. and the Jester Investment Trust, substantially on the terms of the draft agreement sent by Gawie to Elize van Biljon of Tabacks Inc., by e-mail on 27 October 2006.

Signed at, Johannesburg on 9 November 2006

DENNIS MARK BRISTOW

SPECIAL POWER OF ATTORNEY

I, the undersigned,

JOHN WILLIAM BRISTOW

(identity number 520719 5007 089)

do hereby nominate, constitute and appoint –

GABRIEL ROUSSEAU MALAN (identity number 750920 5184 081) ("Gawie") to be my lawful attorney and agent in my name, place and stead, to sign and conclude on my behalf a comprehensive written agreement between Jeffrey Brian Brenner, Robert Pinkas Blau, Larry Lipschitz, Dennis Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Ventures Inc., Hunter Dickinson Inc. and the Jester Investment Trust, substantially on the terms of the draft agreement sent by Gawie to Elize van Biljon of Tabacks Inc., by e-mail on 27 October 2006.

Signed at JOHANNESBURG on 10 NOVEMBER 2006

J.W. Bristow

____

SPECIAL POWER OF ATTORNEY

I, the undersigned,

LESLIE JOHNSTON
(identity number 5805305144088)

do hereby nominate, constitute and appoint –

GABRIEL ROUSSEAU MALAN (identity number 750920 5184 081) ("Gawie") to be my lawful attorney and agent in my name, place and stead, to sign and conclude on my behalf a comprehensive written agreement between Jeffrey Brian Brenner, Robert Pinkas Blau, Larry Lipschitz, Dennis Mark Bristow, John Bristow, Leslie Johnston, Gabriel Rousseau Malan, Ira Sasha Epstein, Rockwell Ventures Inc., Hunter Dickinson Inc. and the Jester Investment Trust, substantially on the terms of the draft agreement sent by Gawie to Elize van Biljon of Tabacks Inc., by e-mail on 27 October 2006.

Signed at DUBAI on 8th NOVEMBER 2006

____